                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         Post-Effective Amendment No. 8

                    Commission Registration Number 333-84934

                         WORLD HEALTH ALTERNATIVES, INC.

           Florida                        7375                     04-3613924
  (State or jurisdiction of     (Primary Std. Industrial         (IRS Employer
incorporation or organization)  Classification Code Number)        ID Number)

           300 Penn Center Boulevard, Pittsburgh, Pennsylvania 15235
                                 (412) 829-7800
          (Address and telephone number of principal executive offices)

            300 Penn Center Boulevard, Pittsburgh, Pennsylvania 15235
(Address of principal place of business or intended principal place of business)

                              Brenda Hamilton, Esq.
             2 E. Camino Real, Suite 202, Boca Raton, Florida 33432
                                  (561)416-8956
            (Name, address and telephone number of agent for service)

                             (All communications to)
                              Brenda Hamilton, Esq.
                         Hamilton, Lehrer & Dargan, P.A.
             2 E. Camino Real, Suite 202, Boca Raton, Florida 33432
                (561) 416-8956 Telephone (561) 416-2855 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 Registration Statement number of the earlier effective
Registration Statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act of 1933, check the following box and list the
Securities Act of 1933 Registration Statement number of the earlier effective
Registration Statement for the same offering. [ ]
     If delivery of the  prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The prospectus forming a part of this registration statement combines common stock offered pursuant to a previously filed and currently effective registration statement on Form SB-2, Registration No.333-84934 pursuant to Rule
429 (a).

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
    Title of                        Proposed        Proposed
   Securities      Amount           Maximum         Maximum       Amount
     to be          to be        Offering Price    Aggregate        of
   Registered     Registered      per Share(3)   Offering Price   Fee(3)
----------------------------------------------------------------------------
Common Stock,     1,743,700 (1)     $0.075        $130,777.50   $12.03(4)(5)
$0.001 par value:
Common Stock,     1,743,700 (2)     $0.075        $130,777.50   $12.03(4)(5)
$0.001 par value:
----------------------------------------------------------------------------
TOTAL             3,487,400(3)(5)   $0.075        $261,555.00   $24.06(4)(5)
----------------------------------------------------------------------------
(1) Consists of the 1,743,700 shares of common stock which were registered on our original Form SB-2 registration statement that was filed on March 26, 2002 and declared effective by the Securities and Exchange Commission on June 28,
2002.
(2) Consists of the 1,743,700 additional shares of common stock issued as a result of our October 7, 2002 two (2) for one (1) share forward stock split.
(3) Estimated solely for the purpose of computing the registration fee required by the Securities Act and computed pursuant to Rule 457.
(4) The Prospectus included in and forming a part of this Registration Statement includes shares of common stock consisting of (a) the original 1,743,700 shares of common stock previously registered on our Form SB-2 Registration Statement filed with the Securities and Exchange Commission on March 26, 2002,
Registration No. 333-84934, declared effective on June 28, 2002; (b) 1,743,700 shares of common stock which we issued as a result of our October 7, 2002 stock split. A filing fee of $24.06 has previously been paid for the registration of the 3,487,400 shares of common stock which was computed pursuant to Rule 457 under the Securities Act of 1933.
(5) This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.
Selling shareholders hold all of the shares being registered. Our shares are quoted on the OTC Bulletin Board under the symbol "WHAI". We will not receive proceeds from the sale of shares from the selling shareholders.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the
Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS COVER PAGE

                         WORLD HEALTH ALTERNATIVES, INC.

 3,487,400 SHARES OF OUR COMMON STOCK ARE BEING OFFERED BY SELLING SHAREHOLDERS

Our current shareholders are offering 3,487,400 shares of our common stock. We will not receive proceeds from the sale of the shares by the Selling
Shareholders.

Our common stock is quoted on the OTC Bulletin Board under the symbol ("WHAI").
As of May 29, 2003, there have been no trades of our common stock on the OTC
Bulletin Board.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY
PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS"
BEGINNING ON PAGE 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the Registration
Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

The date of this Amended Prospectus is May 29, 2003.

INSIDE FRONT AND OUTSIDE BACK COVER OF PROSPECTUS

Until 90 days after the date of this prospectus, or until _______________, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their sold allotments or subscriptions.

                                TABLE OF CONTENTS
                                                                           Page

PART I - INFORMATION REQUIRED IN PROSPECTUS

      If we are unable to obtain funding, we may be unable to implement the plan of operations for our website advertising business and our expansion plans pertaining to our medical staffing business, which may cause you to lose your entire investment; even if we obtain financing, your investment in our common stock will be diluted...............................................................7
      Because our prior management had no experience in assessing potential business acquisitions, our acquisition of Better
        Solutions, Inc. may not be profitable to our business.................7
      Because our new management has limited experience in the medical staffing business and no experience in our website based
        advertising business, we may not become profitable and you may lose part or all of your investment in our common stock...............7
      Because we have a limited operating history, it will be difficult for you to evaluate our business......................................7
      The replacement of our management with the management of Better
        Solutions, Inc. may be detrimental to our operations..................8
      All of our management decisions are made by our
        President/Principal Financial Officer/Principal Accounting
        Officer/Chairman of the Board of Directors, Richard E. McDonald,
        and our Chief Executive Officer/Director, Marc D. Roup; if we
        lose their services, we will have to cease our operations.............8
      Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to
        influence our activities..............................................8
      Our operations are subject to possible conflicts of interest;
        there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders.........................9
      Our management as well as our employees devote only limited time to our website advertising business and may continue to do so in future, which may negatively affect our revenues and potential profitability.........................................................9
      We are an early stage business in a new and rapidly evolving market, which makes it difficult for investors to determine whether we will accomplish our objectives.............................9
      We will devote a limited amount of funds to advertising our website services and other marketing efforts, which may
        negatively affect our ability to develop our brand name and our potential revenues...................................................10
      Because we will offer our advertising services in only 13 general product categories, and our competitors have hundreds of product categories, we may not obtain consumer acceptance of our
        services, which may adversely affect our ability to generate revenues.............................................................10
      We have received more than 10% of our revenues from Allegheny
        Personnel; should they terminate or reduce their use of our services, our revenues will decline substantially, which may lead to losses............................................................10
      Expansion of our existing medical staffing business will require substantial costs which may lead to losses...........................10
      Fluctuations in patient occupancy at our clients' hospitals and healthcare facilities may adversely affect the demand for our services, reduce our revenues and prevent us from being
        profitable...........................................................10
      If we fail to effectively manage our expanding operations, our financial condition will be adversely affected.......................11
      If we are unable to attract qualified nurses and other healthcare professionals for our healthcare staffing business, our brand name reputation, revenues and potential profitability will be negatively impacted..................................................11
      Because our revenues are dependent upon the temporary staffing needs of our clients and we do not have long term or exclusive agreements with them, our business is dependent upon our ability to secure new staffing assignment orders from our clients; if we fail to successfully secure such orders, our revenues will be negatively affected..................................................11
      Should the proper functioning of our information systems be adversely affected, our basic business functions and brand name reputation will be negatively affected...............................11
      There is no trading market for our common stock and a trading market may never develop, which may prevent you from selling your

Organization Within The Last 5 Years And Certain Relationships

   World Health Alternatives, Inc. and Subsidiary
       March 31, 2003 (Unaudited)
   Better Solutions, Inc.
       For the Years Ended December 31, 2002 and 2001 (Audited)
Changes In and Disagreements With Accountants on Accounting
  and Financial Disclosure...................................................59

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS
PROSPECTUS SUMMARY
This prospectus contains statements about our future business operations that involve risks and uncertainties. Our actual results could differ significantly from our anticipated future operations as a result of many factors, including those identified under the "Risk Factors" section of this prospectus beginning on page 7. The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the
Financial Statements Section beginning on page 58, prior to making an investment decision.

HOW WE ARE ORGANIZED
We were incorporated in the State of Florida on February 13, 2002 to sell nutritional and similar products on the Internet. We are authorized to issue
200,000,000 shares of common stock, of which 40,575,400 shares are issued and outstanding (1). We are authorized to issue 100,000,000 shares of preferred stock, $.0001 par value, of which no shares are issued and outstanding.

On February 20, 2003, we acquired our wholly owned subsidiary, Better Solutions,
Inc., from its two shareholders, Richard E. McDonald and Marc D. Roup, in exchange for 33,000,000 newly issued restricted shares of our common stock. In connection with this transaction, our prior management retired an aggregate of
47,500,000 shares of our common stock, which resulted in Richard E. McDonald and
Marc D. Roup gaining voting control of our common stock. Our prior officers and directors resigned and Marc D. Roup and Richard E. McDonald became our officers and directors. Upon completion of the acquisition, we changed our fiscal year end to Better Solutions, Inc.'s year end, December 31.

(1) The number of shares of our common stock outstanding changed since our original registration statement that was filed on March 26, 2002 because:
     o    We enacted a two share for one share forward stock split on October 7,
          2002 which resulted in the issuance of 25,743,700 additional shares of our common stock;
     o    We issued an aggregate of 3,608,000 restricted shares of our common stock for services rendered to us;
     o    We cancelled 20,000 shares which we issued in error;
     o    Our officers and directors retired an aggregate of 47,500,000 shares in connection with our acquisition of Better Solutions, Inc., and
     o    We issued 33,000,000 restricted shares of our common stock in connection with our acquisition of Better Solutions, Inc.

WHERE YOU CAN FIND US
Since February 20, 2003, our principal executive offices have been located at
300 Penn Center Boulevard, Pittsburgh, Pennsylvania. Our telephone number is
(412)829-7800.

ABOUT OUR BUSINESS
We own and operate a website located at www.worldhealthalternatives.com. From
March 25, 2002 until April 25, 2003, our website offered approximately 1,500 nutritional and related products. Even though we attempted to generate sales of our products, the website component of our business failed to generate revenues because, as explained in more detail on page 20 of this prospectus, we failed to formulate a successful operational plan, our website was poorly developed, our products were unappealing to Internet purchasers, and our former management failed to recognize why we did not generate revenues and to implement appropriate steps to improve our website operations. Since April 17, 2003 we formulated a new plan of operations consisting of website advertising for various markets, including nutritional products, homeopathic products, weight loss products, sports nutrition, sports clothing, sports equipment, organic foods, herbs, low carbohydrate foods, candles, incense, aromatherapy and other complimentary products.

Our current business plan over the next twelve (12) months regarding our website advertising business includes the following: (a) design and establish the website; (b) conclude agreements with companies to host our website, increase traffic to the website, and advertise our website; and (c) sell our advertising services to other Internet websites.

Since February 20, 2003, as a result of our acquisition of Better Solutions,
Inc., we operate a medical staffing business under the name MedTech which provides staffing services to hospitals and other healthcare related facilities.
Our clients' staffing needs include nurses, pharmacists, medical technicians, and physicians. Approximately 54% of our revenues are derived from staffing allied healthcare related professionals, approximately 45% from staffing nursing related position, and only 1% from physician staffing. We conduct sales of our staffing services from our branch offices. We currently have branch offices in
Pittsburgh, Pennsylvania; Cleveland, Ohio; and Boca Raton, Florida, from which we conduct sales of our staffing services. Over the next twelve months, we will attempt to expand our medical staffing business by opening branch offices in
Washington, D.C., Baltimore, Maryland and Columbus, Ohio, and by conducting an advertising, marketing and branding campaign in the sales regions covered by our branch offices.

Both our website based advertising business and our medical staffing business may require additional financing. We may experience additional delays in our plan of operations unless we obtain financing. There are no assurances that we will have sufficient funds to accomplish our objectives or otherwise develop our business plans.

THE OFFERING:
This offering is comprised entirely of shares of our common stock held by our selling shareholders. Our selling shareholders are offering 3,487,400 shares of our common stock. Of these shares, 3,487,400 shares were previously registered by us.

Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the shares by the selling shareholders. We anticipate offering expenses of approximately $30,524.06.

Our common stock is quoted on the OTC Bulletin Board under the symbol ("WHAI").
As of May 29, 2003, no shares of our common stock have traded on the OTC
Bulletin Board.

OUR FINANCIAL SUMMARY:
Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should also carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

World Health Alternatives, Inc.
Summary Pro Forma Data
Fiscal Year End December 31
                                           Historical
                            ------------------------------------------
                                 World Health       World Health
                              Alternatives, Inc.   Alternatives, Inc.
                               Three months         Twelve months
                                 ended                 ended
                               March 31, 2003      December 31, 2002
                            ----------------- ------------------------
Revenues earned                $  942,887           $ 2,796,911
Cost of revenues earned           625,609             1,781,865
                            ----------------- ------------------------
Gross profit                      317,278             1,015,046
Operating expenses:
Selling, general and
 admin expense                    679,408               865,904
                            ----------------- ------------------------
   Total operating expenses       679,408               865,904

Loss from operations             (362,130)              149,142
Other expense
Interest expense, net              32,886                71,041
                            ----------------- ------------------------
Net (Loss) Income              $ (395,016)          $    78,101
                            ================= ========================

Basic net loss per share       $    (0.01)          $     (0.00)
                            ================= ========================
Weighted average shares
 outstanding                   38,828,444(1)         33,000,000
                            ================= ========================
Fully diluted net
   loss per share              $    (0.01)          $     (0.00)
                            ================= ========================

Balance sheet data:

Working capital                  (183,044)              117,394
Total assets                      245,727               266,696
Total long term debt                  -                     -
Stockholders' equity              (91,762)              160,754

(1) The decrease in the weighted average shares outstanding is the result of the retirement of 47,500,000 shares as part of the acquisition of Better Solutions,
Inc.

                                  RISK FACTORS

RISK FACTORS PERTAINING TO OUR ENTIRE OPERATIONS

If we are unable to obtain funding, we may be unable to implement the plan of operations for our website advertising business and our expansion plans pertaining to our medical staffing business, which may cause you to lose your entire investment; even if we obtain financing, your investment in our common stock will be diluted.
Our plans pertaining to our medical staffing business and website advertising business are dependent upon us receiving financing that we may never obtain. If we are unable to obtain financing, we will have to curtail or cease our operations. We may have to seek financing through traditional bank financing or a debt or equity offering. However, financial institutions may not provide us with financing or we may be unable to conduct a debt or equity offering, in which case you may lose your entire investment. In addition, even if we obtain financing through a debt or equity offering, as a result of additional issuances of our common stock, our shareholders will experience dilution of their ownership interest.

Because our prior management had no experience in assessing potential business acquisitions, our acquisition of Better Solutions, Inc. may not be profitable to our business.
We relied exclusively upon the judgment of our former Chief Executive Officer,
Edward G. Siceloff, to locate and select possible acquisition candidates for our business. However, Mr. Siceloff had no experience in evaluating the financial, operational, and management components of potential business acquisitions.
Accordingly, if our former Chief Executive Officer failed to conduct adequate due diligence of Better Solutions, Inc. or the potential risks of its business, we may be subject to the following risks:
     o    Assumption of any unforeseen legal claims against Better Solutions,
          Inc.;
     o    Better Solution's expansion plans leading to substantial costs without corresponding revenues, which will lead to accumulated debt and related losses; and
     o    Better Solution's possible inability to compete effectively against other medical staffing companies.
The occurrence of any of these risks will negatively affect our operations and potential revenues and increase our losses.

Because our new management has limited experience in the medical staffing business and no experience in our website based advertising business, we may not become profitable and you may lose part or all of your investment in our common stock.
Apart from operating its current medical staffing business for the past three years, our management has no other experience in the medical staffing business.
In addition, our current management has no experience in selling website advertising. Accordingly, if we are unsuccessful in marketing and distributing our medical staffing services or in selling website advertising, our ability to become profitable will be negatively affected and you will lose part or all of your investment.

Because we have a limited operating history, it will be difficult for you to evaluate our business.
Our website has only been operational since March 2002 and has generated no revenues. Although Better Solutions, Inc. has conducted business since December
1999, its medical staffing business was not incorporated into our business until
February 2003. In addition, we are in the beginning stages of implementing our new website advertising business into our operations. Accordingly, because we have only a limited operating history, you will have difficulty evaluating our business and future prospects.

The replacement of our management with the management of Better Solutions, Inc.
may be detrimental to our operations.
The acquisition of Better Solutions, Inc. has resulted in Better Solutions,
Inc.'s management/shareholders, Messrs. McDonald and Roup, obtaining approximately 78 percent of our common stock. In addition, our prior management has been replaced with Better Solutions, Inc.'s management. No assurance can be given as to the experience or qualifications of our new management in our future operations and whether they will benefit our future financial performance.

All of our management decisions are made by our President/Principal Financial
Officer/Principal Accounting Officer/Chairman of the Board of Directors, Richard
E. McDonald, and our Chief Executive Officer/Director, Marc D. Roup; if we lose their services, we will have to cease our operations.
The success of our business is dependent upon our President/Principal Financial
Officer/Principal Accounting Officer/Chairman of the Board of Directors, Richard
E. McDonald, and our Chief Executive Officer/Director, Marc D. Roup. Messrs.
McDonald and Roup are essential to our operations because:
     o    Mr. McDonald oversees Better Solutions, Inc.'s financial, operations, sales and infrastructure;
     o    Mr. McDonald, on an ongoing basis, reviews and attempts to improve our hiring practices, with the goal of attracting more healthcare professionals to our medical staffing business;
     o    Mr. McDonald, on an ongoing basis, reviews and assists in the training and management of Better Solutions, Inc.'s mid-level managers and branch managers;
     o    Mr. McDonald formulated our plan of operations to implement a website advertising business into our operations and will direct these operations;
     o    Mr. Roup monitors and oversees the sales training of all new branch office employees and set-up installation of Better Solutions, Inc.'s new branch offices;
     o    Messrs. McDonald and Roup are both responsible for Better Solutions,
          Inc.'s current plan to franchise, including the vision and execution of the franchising division; and
     o    Messrs. McDonald and Roup are both responsible for the execution of the MedTech System and the design and adaptation of that system based on market fluctuation and demands.

As such, you must rely solely on their management decisions. Although we have
"key man" life insurance with Messrs. McDonald and Roup, we have no agreement with them that would prevent them from leaving us. There is no assurance that we would be able to hire and retain another President/Chairman of the Board of
Directors/Principal Financial Officer/Principal Accounting Officer and Chief
Executive Officer/Director to replace Messrs. McDonald and Roup. As a result, the loss of either Mr. McDonald or Mr. Roup would have a materially adverse affect upon our business.

Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to influence our activities.
Our President/Principal Financial Officer/Principal Accounting Officer/Chairman
of the Board of Directors, Richard E. McDonald, owns approximately 38 percent of our outstanding common stock. Our Chief Executive Officer, Marc D. Roup, owns approximately 40 percent of our outstanding common stock. As such, Messrs.
McDonald and Roup collectively own 78 percent of our common stock and control the outcome of all matters submitted to a vote by the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally,
Messrs. McDonald and Roup could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

Our operations are subject to possible conflicts of interest; there are no assurances that we will resolve these conflicts in a manner favorable to our minority shareholders.
Although our Chief Executive Officer, Marc D. Roup, is not currently involved in other business activities, he may become involved in other business activities in the future. Our President/Principal Financial Officer/Principal Accounting
Officer/Chairman of the Board of Directors, Richard E. McDonald, is currently involved in other business activities, including his position as the Chairman of the Board and Chief Financial Officer of Dr. Ice, Inc., a sports and recreation complex under construction in Pittsburgh, Pennsylvania. Also, Mr. McDonald may
be involved in future business activities. If other business opportunities become available, our officers/directors may face a conflict in selecting between our business objectives and their own. We have not formulated a policy for the resolution of such conflicts. Future transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may result in conflicts of interest, which may have an adverse affect on the rights of minority shareholders, our operations and our financial condition.

RISK FACTORS PERTAINING TO OUR WEBSITE ADVERTISING BUSINESS

Our management as well as our employees devote only limited time to our website advertising business and may continue to do so in future, which may negatively affect our revenues and potential profitability.
Our President, Richard E. McDonald, spends only approximately five hours per week to implement our plan of operations pertaining to our new website advertising business. Upon completion of our plan of operations from March 2003 to March 2004, if ever, our President may continue to spend the same amount of time to our website advertising business. Our Chief Executive Officer, Marc
Roup, will spend no time on our website advertising business. We will use our medical staffing placement personnel to sell our website advertising services;
however, of the approximately 114 medical staffing placement personnel that are employed by us, we will only use four persons for only four hours per person per week. Accordingly, we will devote only a monthly total of 20 hours management time and 64 hours sales time to sell and manage our advertising services. The limited amount of time that our management and our other personnel devote to our website business activities currently as well as in the future may be inadequate to implement our plan of operations and develop revenues for our website operations. As a result, our revenues and potential profitability may be adversely affected.

We are an early stage business in a new and rapidly evolving market, which makes it difficult for investors to determine whether we will accomplish our objectives.
We have not even begun our website advertising business and it will not become operational until June 2003. As a result, we have only a limited operating history on which you may base an evaluation of our business and prospects. You should consider our prospects in light of the risks, uncertainties, expenses and difficulties we will face as an early stage business, given that we operate in new and rapidly evolving markets, such as online commerce, and that we are using a new and unproven business model. These risks may include our potential inability to reach profitability and our lack of operating history. We may be unsuccessful if we are unable to:
     o    provide consistent, high-quality user experiences;
     o    develop relationships with other entities to enhance our business strategy; and
     o    develop and enhance the www.worldhealthalternatives.com name brand reputation.

We will devote a limited amount of funds to advertising our website services and other marketing efforts, which may negatively affect our ability to develop our brand name and our potential revenues.
Developing broad recognition and a favorable consumer perception of our
www.worldhealthalternatives.com brand are important to our ability to develop a customer base for our advertising services. Due to intense competitive forces, if we fail to do so during the early stages of our operations, we may lose the opportunity to build a critical mass of users or establish our brand name;
however, we have planned to spend only approximately $2,400 annually to advertise our services and only $1,440 annually to increase traffic to our website. Because we are only devoting such limited funds for these purposes, our ability to develop our brand name and our potential revenues may be negatively affected.

Because we will offer our advertising services in only 13 general product categories, and our competitors have hundreds of product categories, we may not obtain consumer acceptance of our services, which may adversely affect our ability to generate revenues.
We plan to currently distribute and market our advertising services in only 13 general product categories, while our competitors offer hundreds of different product and service categories that we do not offer. Because our limited offerings may not appeal to a variety of companies in a different industries, we may be unable to generate consumer interest in our services which will limit our ability to develop consumer acceptance of our services and adversely affect our potential revenues.

RISK FACTORS PERTAINING TO OUR MEDICAL STAFFING BUSINESS

We have received more than 10% of our revenues from Allegheny Personnel; should they terminate or reduce their use of our services, our revenues will decline substantially, which may lead to losses.
During 2001 and 2002, 12% and 10.8% of our business was derived from Allegheny
Personnel, respectively. Should Allegheny Personnel, or any future customer from which we derive more than 10% of our services, terminate or curtail its use of our services, our revenues will decline significantly, which may lead to losses.

Expansion of our existing medical staffing business will require substantial costs which may lead to losses.
We plan to expand our medical staffing business by opening three new sales branch locations which are subject to total costs of approximately $735,500, consisting of: (a) $25,800 to open 3 branch offices; (b) $525,000 of annual salaries/bonuses; (c) $112,500 for a name and service branding campaign; and (d)
$72,000 to develop a franchising program. Our increased costs may negatively affect our ability to become profitable and may increase our losses. In addition, if we have insufficient funds to expand our business, we may be unable to develop profitable operations.

Fluctuations in patient occupancy at our clients' hospitals and healthcare facilities may adversely affect the demand for our services, reduce our revenues and prevent us from being profitable.
The demand for our healthcare staffing services is affected by the general level of patient occupancy at our clients' hospital and healthcare facilities. As patient occupancy increases, hospitals and other healthcare facilities often add temporary employees before full-time employees are hired. In contrast, as patient occupancy decreases, hospitals and other healthcare facilities typically reduce their use of temporary employees before undertaking layoffs of their regular employees. Accordingly, any such patient occupancy decreases will negatively affect our revenues and potential profitability.

                                       10

If we fail to effectively manage our expanding operations, our financial condition will be adversely affected.
From the inception of its business in December 1999 to now, Better Solution's medical staffing business has increased the number of its employees from 1 to
133. Over the next year, we plan to grow our medical staffing business by opening up 3 additional branch offices and adding 230 additional staffing placement personnel. Our growth will place significant demands on our managerial, financial, operational and information systems. If our management fails to manage our growth efficiently, our financial condition will be adversely affected.

If we are unable to attract qualified nurses and other healthcare professionals for our healthcare staffing business, our brand name reputation, revenues and potential profitability will be negatively impacted.
We rely significantly on our ability to attract and retain nurses and other healthcare professionals who possess the skills, experience and licenses necessary to meet the requirements of our clients. Our ability to compete for healthcare staffing personnel with other temporary healthcare staffing companies and with hospitals and healthcare facilities, is dependent upon our ability to:
     o    Continually evaluate and expand our temporary healthcare professional network to keep pace with our hospital and healthcare facility clients' needs;
     o    Compete effectively against other staffing companies for nursing professionals, of which there is a shortage of qualified nurses in most areas of the United States;
     o    Provide temporary healthcare professionals with assignments that they view as attractive and to provide them with competitive benefits and wages; and
     o    Effectively manage the costs of attracting temporary healthcare professionals and providing them with attractive benefit packages.

If we are unable to successfully address these aspects of our business, the number of healthcare professionals we attract or retain will decline, as well as our customer base, and our brand name reputation, revenues and potential profitability will be negatively affected.

Because our revenues are dependent upon the temporary staffing needs of our clients and we do not have long term or exclusive agreements with them, our business is dependent upon our ability to secure new staffing assignment orders from our clients; if we fail to successfully secure such orders, our revenues will be negatively affected.
We have no long term or exclusive agreements with our clients. The nature of our medical staffing business is such that we respond to the temporary needs of our prospective clients and current clients. Accordingly, our ability to generate revenues is dependent upon our ability to successfully compete against our competitors, maintain positive relationships with our clients, promote our brand name, and provide quality healthcare professionals to our clients. If we fail to successfully address these factors, our revenues will be negatively affected.

Should the proper functioning of our information systems be adversely affected, our basic business functions and brand name reputation will be negatively affected.
The proper functioning of our information systems for our core business to identify and match staffing resources and client assignments and regulatory credential scheduling and to perform billing and accounts receivable functions is essential to our operations. Our information systems are vulnerable to fire, storm, flood, power loss, telecommunications failures, physical or software break-ins and similar events. If our information systems fail or are otherwise unavailable, these functions would have to be accomplished manually, which could impact our ability to identify business opportunities quickly, to maintain billing and clinical records reliably, to pay our staff in a timely fashion and to bill for services efficiently. Any such occurrences will negatively affect our brand name reputation.

                                       11

RISKS RELATING TO OUR COMMON STOCK

There is no trading market for our common stock and a trading market may never develop, which may prevent you from selling your shares and may result in the loss of your entire investment.
Even though our common stock is approved for quotation on the OTC Bulletin
Board, there is no trading market for our common stock. In addition, because we are subject to the penny stock rules by the Securities and Exchange Commission that requires brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks, there may be a reduction in the trading activity of our common stock. As a result, you may find it difficult to sell your shares of our common stock. If we fail to develop a trading market for our common stock, you will be unable to sell your shares and you will lose your entire investment.

USE OF PROCEEDS
Not Applicable. We will not receive any proceeds from the sale of the securities by the selling shareholders.

DETERMINATION OF OFFERING PRICE
Our management has determined the offering price for the selling shareholders'
shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our common shares.

DILUTION
Not Applicable. We are not offering any shares in this Registration Statement.
All shares are being registered on behalf of our selling shareholders.

                                       12

SELLING SHAREHOLDERS
The selling shareholders named below are selling the securities being offered in this prospectus. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders. None of the selling shareholders are broker-dealers. All amounts listed below include shares which were issued pursuant to our two (2) share for one (1) share forward stock split effective October 7, 2002.

                              Beneficial       Amount      Amount   Percentage Owned
                             Relationship    Owned Prior    to be     Before/After
Name                         with Issuer     to Offering   Offered      Offering
--------------------------  --------------   -----------  --------- ----------------
Asare, Beadros               Edgar Filer           2,000      2,000       <1%/0%
Baker, Jason M                   None              4,000      4,000       <1%/0%
Brown, Don                       None              4,000      4,000       <1%/0%
Clayton, Richard                 None              4,000      4,000       <1%/0%
Davidson, Juanita G              None              4,000      4,000       <1%/0%
Dell, Sandy L                    None              4,000      4,000       <1%/0%
Dell, Christopher R              None             40,000     40,000       <1%/0%
Divich, Kurt                     None             10,000     10,000       <1%/0%
Ferguson, Dell                   None              2,400      2,400       <1%/0%
Ferguson, Rosemary               None              8,000      8,000       <1%/0%
Ferguson, Tommi(1)(4)          Promoter          750,000    750,000      1.8%/0%
Frye, Linc                       None              6,000      6,000       <1%/0%
Gabri, Hassan El                 None              2,000      2,000       <1%/0%
Gewin, Brian M                   None              2,000      2,000       <1%/0%
Gewin, William E                 None              4,000      4,000       <1%/0%
Gewin, Barry(1)(5)             Promoter          850,000    850,000      2.1%/0%
Hagen, Cathy                 Edgar Filer           2,000      2,000       <1%/0%
Hall, Raymond                    None              4,000      4,000       <1%/0%
Hamilton, Lehrer               Attorney          700,000    200,000      1.7%/1.2%
 & Dargan, P.A.
Johnson, Jay F                   None              2,000      2,000       <1%/0%
Jones, Alice                     None              2,000      2,000       <1%/0%
Kinnison, Clark B.               None              2,000      2,000       <1%/0%
Law, Gary C.                     None             20,000     20,000       <1%/0%
Lincoln, David                   None              6,000      6,000       <1%/0%
Malinowski, Cara Jo              None              2,000      2,000       <1%/0%
Malits, Vivian L.                None              1,000      1,000       <1%/0%
Martincic, Sharon J.             None             10,000     10,000       <1%/0%
Martincic, Thomas                None             40,000     40,000       <1%/0%
Mehalick, David (4)(5)(7)      Consultant         900,000    400,000      2.2%/1.2%
Miller, Geoffrey M.              None              2,000      2,000       <1%/0%
One Stop Financial
 Group, Inc.(6)                  None              2,000      2,000       <1%/0%
Price, Rita S.                   None             20,000     20,000       <1%/0%
Prugh, Joseph L.           Former Director         6,000      6,000       <1%/0%
Siceloff, Edward  G.       Former President      503,000      3,000      1.2%/1.2%
Siceloff, Hubert P.(2)      Related to our         1,000      1,000       <1%/0%
                          former President
Siceloff, Hubert P. Jr.(3)  Related to our         1,000      1,000       <1%/0%
                          former President
Squyres, Shannon                 None             10,000     10,000       <1%/0%
Steele, Jan R.                   None              2,000      2,000       <1%/0%
Steil, Kevin               Website Designer        2,000      2,000       <1%/0%
Walker, Clinton F                None              4,000      4,000       <1%/0%
Walston, Norma Jean              None              4,000      4,000       <1%/0%
White, Debra M.                  None              8,000      8,000       <1%/0%
Wood, David A. (4)(5)(8)       Consultant       1,866,000  1,008,000      4.6%/2.1%
Xilas, James G.                  None              5,000      5,000       <1%/0%
Zaffaroni, Phyllis               None              2,000      2,000       <1%/0%
Zafran, Nathan                   None             20,000     20,000       <1%/0%
--------------------------  --------------   -----------  --------- ----------------
TOTAL                                          5,845,400  3,487,400        100%
==========================================   ===========  ========= ================
(1) Barry Gewin and Tommi Ferguson are personal friends who do not reside in the same household. Barry Gewin and Tommi Ferguson were our promoters who provided us with consulting services in accordance with written agreements which are detailed on page 17.
(2) Hubert P. Siceloff is our former President's father who does not live in the same household as our former President.
(3) Hubert P. Siceloff Jr. is our former President's brother who does not live in the same household as our former President.
(4) On October 29, 2002, Tommi Ferguson sold 500,000 shares of our common stock to David Wood for a price of $.02 per share or an aggregate price of $12,000 in a private transaction. On November 6, 2002, Tommi Ferguson sold 250,000 shares of our common stock to David Mehalick for a price of $.02 per share or an aggregate price of $5,000 in a private transaction.
(5) On October 8, 2002, Barry Gewin sold 500,000 shares of our common stock to
David Wood for a price of $.02 per share or an aggregate price of $10,000 in a private transaction. On November 18, 2002, Barry Gewin sold 150,000 shares of our common stock to David Mehalick for a price of $.02 per share or an aggregate price of $3,000 in a private transaction.
(6) Kenneth Easton is the sole officer, director and shareholder of One Stop
Financial Group, Inc.
(7) During approximately December 2002, we had a verbal agreement with David
Mehalick, our consultant, to perform various services in return for our issuance to him of 500,000 restricted shares of our common stock. These services are detailed in our Material Agreements Section on page 29 of this prospectus.
(8) We entered into an agreement February 27, 2003 with Media 1 Financial Group
LLC, a North Carolina limited liability company that is solely owned by David
Wood. In this agreement, Media 1 has agreed to provide us with various services that are detailed in our Material Agreements Section on page 30 of this prospectus.
                                       13

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities can only be offered if they are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

PLAN OF DISTRIBUTION
Our selling shareholders are offering 3,487,400 shares of our common stock. We will not receive proceeds from the sale of shares by the selling shareholders.
Two of our selling shareholders sold an aggregate of 1,400,000 shares of our common stock at a price $.02 per share, which were originally registered on our
SB-2 Registration. The details of the sales of these shares including the purchasers, dates of purchase, and amounts of purchase, are set forth in footnotes 3 and 4 of our Selling Shareholder table on page 13. We have updated our Selling Shareholder table to reflect the sale of these shares.

The securities offered by this prospectus will be sold by the selling shareholders or by those to whom such shares are transferred. We will file post-effective amendments to this Registration Statement to identify transferees to whom the selling shareholders transfer their securities. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be affected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, and/ or privately negotiated transactions.

The selling shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions. Our Common Shares are quoted on the OTC Bulletin Board under the symbol ("WHAI"). Selling shareholders may use any one or more of the following methods to sell their shares:
     o    Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o    An exchange distribution in accordance with the rules of the applicable exchange;
     o    Privately negotiated transactions;
     o    A combination of any such methods of sale; and
     o    Any other method permitted pursuant to applicable law.

Any of the selling shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933 if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling shareholders were to provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters'
compensation.

                                       14

The selling shareholders may pledge all or a portion of their securities as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions.
Upon default by such selling shareholders, the pledgee in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation
M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

There can be no assurances that the selling shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling shareholders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling shareholders.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

LEGAL PROCEEDINGS
We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS
Our executive officers are elected annually by our Board of Directors. A majority vote of the directors who are in office is required to fill vacancies on the Board. Each director shall be elected for the term of one (1) year or until his successor is elected and qualified, or until his earlier resignation or removal. There are no family relationships between any of the directors and executive officers. Our directors named below will serve until the next annual meeting of our shareholders which is held within sixty (60) days of our December
31 fiscal year end, or until a successor is elected and has accepted the position. Our directors and executive officers are as follows:

Name                Age   Position               Term
------------------- ----- ---------------------- -------
Marc D. Roup          29  Chief Executive        1 year*
                          Officer/Director

Richard E. McDonald   29  President/Principal    1 year*
                          Financial Officer/
                          Principal Accounting
                          Officer/Chairman of
                          the Board of Directors
*Term expires in February 2004.

                                       15

Marc D. Roup has been our Chief Executive Officer and a Director on a full-time basis since February 20, 2003. From December 1999 to present, Mr. Roup has been the Chief Executive Officer and Director of our wholly owned subsidiary, Better
Solutions, Inc., a medical staffing firm with its headquarters located in
Pittsburgh, Pennsylvania. From January 1999 to December 1999, Mr. Roup was an
account executive with Robert Half International, Inc., a business consulting firm located in Menlo Park, California. From January 1995 to January 1999, Mr.
Roup was a branch manager with The Consulting Group of North America, a general staffing business located in Alexandria, Virginia. In April 1997, Mr. Roup received a Bachelor of Arts Degree in Human Resources from Robert Morris
University located in Pittsburgh, Pennsylvania.

Richard E. McDonald has been our President, Principal Financial Officer,
Principal Accounting Officer and Chairman of the Board of Directors since
February 20, 2003. Mr. McDonald devotes approximately 40 hours per week to our business. From November 1999 to present, Mr. McDonald has been the Chief
Financial Officer, Secretary, and Treasurer of our wholly owned subsidiary,
Better Solutions, Inc., a medical staffing firm whose headquarters is located in
Pittsburgh, Pennsylvania. Since October 4, 2002, Mr. McDonald has been the
Director, Chief Financial Officer, and Chief Accounting Officer of Dr. Ice,
Inc., a Pennsylvania corporation that intends to construct, own and operate a
65,000 square foot sports complex. Mr. McDonald devotes approximately 10 hours per week to Dr. Ice, Inc.'s business. From November 1998 to November 1999, Mr.
McDonald was an account executive with Robert Half International, Inc., a business consulting firm located in Menlo Park, California. From January 1996 to
November 1998, Mr. McDonald was the business manager for the Day Group, a
Division of General Motors, located in Pittsburgh, Pennsylvania. Mr. McDonald received the following degrees in Business Administration: (a) in April 1996, a
Bachelor of Science Degree from the University of Pittsburgh located in
Pittsburgh, Pennsylvania; (b) in May 2000, a Masters Degree from Bridgewater
University located in London, England; (c) in May 2001, a Doctoral Degree from
Bridgewater University.

SIGNIFICANT EMPLOYEES
We have the following significant employees:

Sylvia Macerelli has been our Vice President of Sales since February 20, 2003.
From February 2000 to February 2003, Ms. Macerelli served in the same capacity with Better Solutions, Inc., our wholly owned subsidiary, in Pittsburgh,
Pennsylvania. From December 1998 to February 2000, Ms. Macerelli was a sales manager for The Mortgage Network, Inc., a mortgage brokerage firm located in
Pittsburgh, Pennsylvania. Ms. Macerelli attended Duquesne University located in
Pittsburgh, Pennsylvania from September 1994 to December 1999, where she majored in pharmacology.

Todd B. Fortier has been our Financial Officer since February 20, 2003. As
Financial Officer, he is responsible for overseeing our general day to day accounting and back office operations. From 1991 to present, Mr. Fortier has been the part time Chief Financial Officer of PDG Environmental, a publicly traded environmental firm. From 1991 to present, Mr. Fortier has been the Chief
Financial Officer of Demegen, Inc., a publicly traded bio-tech firm.

Anthony Morocco has been the branch manager of Better Solutions, Inc.'s
Pittsburgh, Pennsylvania office since February 20, 2003. From February 2000 to
February 2003, Mr. Morocco served in the same capacity with Better Solutions,
Inc., a medical staffing firm located in Pittsburgh, Pennsylvania. From February
1998 until February 2000, Mr. Morocco was a staffing coordinator with Robert
Half International, a business consulting firm located in Menlo Park,
California. From April 1997 to February 1998, Mr. Morocco was a customer service representative with Mellon Bank located in Pittsburgh, Pennsylvania. In April
1997, Mr. Morocco received a Bachelor of Arts Degree in Accounting from Saint
Vincent College located in Latrobe, Pennsylvania.

                                       16

Deanna Seruga has been our Vice President of Finance since February 20, 2003.
From April 2001 until February 2003, Ms. Seruga served in the same capacity with
Better Solutions, Inc., a medical staffing firm located in Pittsburgh,
Pennsylvania. From May 1998 to May 2001, Ms. Seruga was an internal auditor with
Federated Investors, an investment firm located in Pittsburgh, Pennsylvania.
From May 1997 until May 1998, Ms. Seruga was an auditor with Snodgrass Public
Accounting, a certified public accounting firm located in Pittsburgh,
Pennsylvania. In May 1997, Ms. Seruga received a Bachelor of Arts Degree in
Accounting from Westminster College located in New Wilmington, Pennsylvania.

Other than the aforementioned, we have no significant employees.

Transactions with Promoters
On March 5, 2002, shortly after our corporate formation, we entered into written agreements with Barry Gewin and Tommi Ferguson who we have identified as our promoters because of their assistance to our former president, Edward G.
Siceloff in developing and organizing our initial business plan for our website which previously offered nutritional and related products.

Even though Barry Gewin and Tommi Ferguson assisted in developing our initial website, and our website was operational for more than one year, we failed to generate sales of our products. We believe that the website component of our business failed to generate revenues because our website was poorly developed, the products on our website were not appealing to Internet purchasers and our former management failed to formulate a successful business plan. The services provided by Barry Gewin and Tommi Ferguson are set forth below:

Barry Gewin provided us with the following consulting services pertaining to:
     o    Assistance with suppliers;
     o    Marketing of our products;
     o    Preparation of information regarding our business; and
     o    General assistance in the development of our website content.

Our agreement with Barry Gewin was for a term of one year and expired on March
5, 2003. In exchange for the services rendered to us by Barry Gewin, we issued
Barry Gewin 1,500,000 shares of our restricted common stock (post October 7,
2002 forward stock split) which we valued at $75,000.

Tommi Ferguson provided us with the following consulting services pertaining to:
     o    Locating website development personnel;
     o    Advertising of our products; and
     o    Selection of the products offered on our website.

Our agreement with Tommi Ferguson terminated on March 5, 2003. In exchange for the services rendered to us by Tommi Ferguson, we issued Tommi Ferguson
1,500,000 shares of our restricted common stock (post October 7, 2002, forward stock split) which we valued at $75,000.

FAMILY RELATIONSHIPS
There are no family relationships among our officers, directors, or persons nominated for such positions.

LEGAL PROCEEDINGS
None of our officers, directors, or persons nominated for such position, significant employees, or promoters, including Barry Gewin and Tommi Ferguson, have been involved in legal proceedings that would be material to an evaluation of their ability or integrity, including:
     o    involvement in any bankruptcy;
     o    involvement in any conviction in a criminal proceeding;
     o    being subject to a pending criminal proceeding;
     o    being subject to any order or judgment;
     o    decree permanently or temporarily enjoining barring;
     o    suspending or otherwise limiting their involvement in any type of business, securities or banking activities; and
     o    being found by a court of competent jurisdiction (in a civil action), the  Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

                                       17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth the ownership of our common stock as of April 22,
2003 (a) by each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group. Our officers and directors are the only beneficial owners of more than five percent (5%) of our outstanding common stock.

To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security Ownership of Management:
--------------------------------------------------------------------------------
Title
of Class   Name & Address                    Amount       Nature    Percent
--------------------------------------------------------------------------------
Common     Richard E. McDonald               15,319,000   Direct    37.5%
           3007 Wedgewood Court
           Murrysville, Pennsylvania 15668

Common     Marc D. Roup                      16,500,000   Direct    40.4%
           1040 Hunt Club Court
           Export, Pennsylvania 15632
--------------------------------------------------------------------------------
TOTAL                                        31,819,000             77.9%
--------------------------------------------------------------------------------

DESCRIPTION OF SECURITIES
The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws and is qualified in its entirety.
The Articles of Incorporation and Bylaws have been filed as exhibits to the
Registration Statement of which this prospectus is a part.

COMMON STOCK
GENERAL:
We are authorized to issue 200,000,000 shares of common stock with a par value of $.0001 per share. Effective October 7, 2002, we enacted a two (2) share for one (1) share forward stock split of our common stock, so that each holder of our common stock on October 7, 2002 received one additional share of our common stock for each share of common stock held. As of May 29, 2003, taking into effect the two for one forward stock split effective October 7, 2002, there were
40,575,400 shares of our common stock issued and outstanding held by 67 shareholders of record. All shares of common stock outstanding are validly issued, fully paid and non-assessable. We are authorized to issue 100,000,000 shares of preferred stock with a par value of $.0001 per share. As of the date of this prospectus there were no preferred shares issued and/or outstanding.

VOTING RIGHTS:
Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

                                       18

DIVIDEND POLICY:
Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

MISCELLANEOUS RIGHTS AND PROVISIONS:
Holders of our common stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. All outstanding shares of our common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and non-assessable. There are not any provisions in our Articles of Incorporation or
Bylaws that would prevent or delay change in our control.

INTEREST OF NAMED EXPERTS AND COUNSEL
Our Financial Statements have been included in this prospectus in reliance upon
Stark Winter Schenkein & Co., LLP, Certified Public Accountants, as experts in accounting and auditing. Better Solutions, Inc.'s financial statements have been included in this prospectus in reliance upon Daszkal Bolton, LLP, Certified
Public Accountants, as experts in accounting and auditing.

Hamilton, Lehrer & Dargan, P.A. has rendered legal services and assisted in the preparation of this Form SB-2 Registration Statement. Members of the firm own
700,000 shares of our common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES
Our Bylaws, subject to the provisions of Florida Corporation Law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ORGANIZATION WITHIN THE LAST 5 YEARS AND CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS
All share amounts listed below include shares of our common stock issued pursuant to the Company's two (2) share for one (1) share forward stock split effective October 7, 2002.

On February 1, 2002, our former President, Edward G. Siceloff paid $16,200 for legal services rendered to us and $3,800 for our website development. These funds were donated by our former President. We have no obligation to repay these funds and our former President does not intend to seek repayment of these funds.
On March 21, 2002, our former President, Edward G. Siceloff, paid $14,000 for legal services rendered to us. These funds were donated by our former President.
We have no obligation to repay these funds and our former President does not intend to seek repayment of these funds. Our former President Edward G. Siceloff received no consideration in exchange for the funds he donated to us.

On February 14, 2002, we issued 40,000,000 shares of our common stock to our former President, Edward G. Siceloff, for services rendered in our corporate formation.
                                       19

On February 14, 2002, we issued 8,000,000 shares of our common stock to one of our former directors, Joseph L. Prugh, for services rendered in our corporate formation.

On March 11, 2002, we sold 6000 shares of our common stock to Joseph L. Prugh, our former director, at a price of $.05 per share or $300.

On March 24, 2002, we sold 3000 shares of our common stock to Edward G. Siceloff at a price of $.05 per share or $150.

On August 30, 2000 prior to our acquisition of Better Solutions, Inc., Better
Solutions Inc. issued 10,000 shares of its common stock to Richard E. McDonald and 10,000 shares of its common stock to Marc Roup for services rendered by them in Better Solutions, Inc.'s corporate formation.

Other than the transactions disclosed in this prospectus, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent (5%) or more of our common stock, or family members of such persons with an aggregate value in excess of $60,000.
We are not a subsidiary of any company.

DESCRIPTION OF BUSINESS
BUSINESS DEVELOPMENT
We were incorporated in the State of Florida on February 13, 2002 to sell vitamins, minerals, herbs, spices, homeopathic, and aromatherapy products on the
Internet. Our website was operational from March 25, 2002 until April 25, 2003.
We are a development stage company. Since our formation, we have devoted our efforts to:
     o    Formulating our business plan;
     o    Selecting our domain name and securing our domain address;
     o    Designing and creating our initial website which consisted of 1,500 products and enhancing our website by writing the narrative content of our website;
     o    Making our website operational so that visitors could place orders if they desired to purchase products from our website;
     o    During March of 2002, entering into verbal agreements with Con Yeager
          Spice Company and Frontier Herb Co-Op to furnish us with products on an as-needed basis;
     o    Establishing a written agreement on April 8, 2002 with EcoQuest
          International to supply us with products for our former website;
     o    Our former president, Edward Siceloff, establishing a written agreement on October 10, 2001, which was assigned to us on April 25,
          2002, with Global HealthTrax, Inc. to supply us with products for our former website;
     o    Integrating the business of our recently acquired wholly owned subsidiary, Better Solutions, Inc., into our business by conducting all aspects of their medical staffing business; and
     o    Evaluating our website operations and, based on our analysis, formulating an operational plan to redirect its objective to website advertising.

On April 17, 2003, due to our website's failure to generate revenues after more than one year of operations, we decided to pursue a new Plan of Operations for our website, which is described on page 44 of this prospectus under the heading
"Our Future Plan of Operations to Develop a Website Based Advertising Business".

Our current management believes, based upon its analysis, that we did not generate revenues after more than one year of operations because:

I. While our former management recognized that our website did not have a recognizable domain or brand name, they failed to appreciate that development of a recognizable domain and brand name would be the most significant factor that would attract customers to our website. As a result, our former management did not implement steps in our Plan of Operations which would establish recognition of our domain or brand name, attract customers to our website, and generate revenues.

II. Our Website was poorly developed because:
          o    Our original website was poorly organized and cumbersome for visitors to locate products on our website;
          o    Our website presentation was not visually appealing; and
          o    Our website narrative content was poorly written.

III. Our products were unappealing to Internet purchasers because:
          o    The products we offered could be purchased at large discount chain stores at lower or prices similar to ours; and
          o    Our website did not offer a sufficient variety of appealing products to attract potential purchasers.

IV. Our former management failed to develop a successful operational plan because:
          o    Our former management had no Internet, website, or retail
               experience;
          o    Our former management failed to foresee that the economic
               downturn in Internet related retail enterprises would continue to decline from its original collapse in 1999 and they failed to take sufficient steps to overcome those negative economic
               pressures;
          o    Our former President, Edward G. Siceloff, failed to accomplish certain steps in our Plan of Operations and was otherwise
               diverted by his part-time employment as a glass blower; and
          o    We had insufficient resources to implement certain steps of our
               Plan of Operations, which are described on page 42 under the heading "Our Former and Future Plan of Operations Pertaining to
               Our Website".

V. Our former management failed to recognize why we did not generate revenues and as such, our former management did not:
          o    Attempt to redesign our website to improve its development;
          o    Attempt to select more appealing product lines;
          o    Attempt to develop and implement a Plan of Operations in response to our failure to generate revenues; or
          o    Attempt to implement adequate steps towards establishing a recognizable domain and brand name and develop traffic to our website.

In approximately late November 2002, Edward G. Siceloff, our former President, negotiated our purchase of 100% of the outstanding stock of Better Solutions,
Inc., a privately held Pennsylvania corporation, from its two Shareholders,
Richard E. McDonald, who negotiated the transaction on behalf of Better
Solutions Inc., and Marc Roup.

Prior to entering into a written agreement to acquire Better Solutions, Inc., arms length negotiations occurred between Messrs. McDonald and Siceloff. These negotiations consisted of various telephone calls between Messrs. McDonald and
Siceloff between November and December 2002. Richard E. McDonald then proposed a written agreement to Edward G. Sicleoff, the terms of which were based upon
Richard E. McDonald's review of similar type transactions which he obtained from his local university library and the Internet. On January 2, 2003, the written acquisition agreement was executed by all parties to the agreement.

Because the acquisition agreement was voidable at any time prior to closing, and the agreement provided that Better Solutions, Inc. could terminate the agreement at any time prior to the closing date, without cause, Mr. McDonald believed that there was minimal or no risk involved with entering into the agreement. The agreement also provided that the entire transaction was subject to satisfactory due diligence by both sides. Because we could also cancel the agreement at any time prior to the closing date, without cause, we and Mr. Siceloff, our former
Chief Executive Officer, believed there was minimal or no risk for us to enter into the agreement to acquire Better Solutions Inc.

On February 20, 2003, we completed our acquisition of Better Solutions, Inc.
from Marc D. Roup and Richard E. McDonald. Edward G. Siceloff and Joseph Prugh
were our only control persons prior to the acquisition.

As a result of our acquisition of Better Solutions, Inc.:
     o    Better Solutions, Inc. became our wholly owned subsidiary;
     o    Our previous officers and directors, Edward G. Siceloff and Joseph L.
          Prugh, resigned all positions they held with us;
     o    Richard E. McDonald became our President, Principal Financial Officer,
          Principal Accounting Officer, and Chairman of the Board of Directors;
     o    Marc D. Roup became our Chief Executive Officer and a Director;
     o    Edward G. Siceloff, our prior president and director, retired
          39,500,000 of the 40,003,000 shares held by him, after which he held
          503,000 shares of our common stock;
     o    Joseph L. Prugh, our prior director, retired 8,000,000 of the
          8,006,000 shares held by him, after which he held 6,000 shares of our common stock;
     o    We issued 16,500,000 shares of our common stock to Richard  E.
          McDonald;
     o    We issued 16,500,000 shares of our common stock to Marc D. Roup;
     o    As a result of the issuance of an aggregate amount of 33,000,000 shares of stock to Messrs. Roup and McDonald, and the retirement of
          47,500,000  shares by Messrs. Sicleoff and Prugh, a change in the voting control of our common stock occurred; and
     o    Better Solutions, Inc.'s medical staffing business became integrated into our business.

No payments of any type, including cash, stock, or otherwise, were made to any party for introducing, locating, or negotiating our acquisition of Better
Solutions, Inc., including any such payments, directly or indirectly, to Richard
McDonald, Marc Roup, Edward Siceloff, Joseph Prugh, our promoters, or past or future consultants. Additionally, there were no arrangements in the past or now to make any such future payments, directly or indirectly, to any party.

                                       21

Edward G. Siceloff and Joseph Prugh desired to be relieved of their obligations as our officer and directors and agreed to retire their 47,500,000 shares of common stock, without cash or any other type consideration because:
     o    we had failed in our business plan;
     o    we did not have revenues to pay: (a) certain costs associated with our
          Plan of Operations; (b) the increasing costs associated with being a
          Securities and Exchange Commission reporting company or the proposed
          BBX exchange; or (c) salaries to our officers;
     o    in light of our failed business plan and lack of a trading market,
          Messrs. Siceloff's and Prugh's shares of our common stock were essentially worthless and illiquid; and
     o    shareholder value, including Messrs. Siceloff's and Prugh's shares of
          503,000 and 6,000, respectively, could  potentially be enhanced if
          Better Solutions Inc.'s medical staffing and revenue producing business was incorporated into our operations.

Apart from any possible increase in our share value as a result of our acquisition of Better Solutions, Inc., Messrs. Siceloff and Prugh did not
receive consideration of any type for retiring their shares, and they do not have agreements to receive additional consideration from any party in the future.

Agreements with our Shareholders.
Prior to our agreement with Better Solutions, Inc., Better Solutions, Inc.
entered into agreements with three of our shareholders, Barry Gewin, David Wood, and Tommi Ferguson, to restrict an aggregate of 2,608,000 shares of our common shares held by them. Accordingly, on approximately December 18, 2002, Edward G.
Siceloff, after consultation with Richard E. McDonald, hired a third party shareholder, David Mehalick, to provide services to us, including negotiating agreements with these three shareholders with whom Mr. Mehalick had a personal relationship. The details of our agreement with Mr. Mehalick are set forth on page 29 in our material agreements section. With the assistance of Mr. Mehalick, we obtained agreements from these shareholders, as follows:
     o    On December 27, 2002, Barry Gewin by written contract agreed to restrict his sale of 600,000 of the 850,000 shares of our common stock which he holds, as follows: Until July 31, 2003, he is allowed to sell our common stock held by him up to an amount not to exceed twenty five
          (25) percent of the prior calendar month's trading volume as reported by the OTC Bulletin Board. After July 31, 2003, he can sell his shares of our common stock as he deems fit in accordance with the agreement.
          With regard to each month that he may sell his shares, he may not carry over the difference between the amount of shares he could have sold and any remaining amount not sold and he is not permitted  to aggregate any remaining amount to the successive month. As of May 29,
          2003, Barry Gewin has not sold any of his shares, subject to the agreement.
     o    On December 27, 2002, Tommi Ferguson by written contract agreed to restrict her sale of 500,000 of the 750,000 shares of our common stock which she holds, as follows: Until July 31, 2003, she is allowed to sell our common stock held by her up to an amount not to exceed twenty five (25) percent of the prior calendar month's trading volume as reported by the OTC Bulletin Board. After July 31, 2003, she can sell her shares of our common stock as she deems fit in accordance with the agreement. With regard to each month that she may sell her shares, she may not carry over the difference between the amount of shares she could have sold and any remaining amount not sold and she is not permitted to aggregate any remaining amount to the successive month.
          As of May 29, 2003, Tommi Ferguson has not sold any of her shares, subject to the agreement.
     o    On February 27, 2003, David Wood, the holder of 1,866,000 shares of our common stock, agreed by written contract to sell the 680,000 of the 1,000,000 shares which he acquired in November of 2002 from Barry
          Gewin and  Tommi Ferguson at a price of $.02 per share as follows:
          Until September 30, 2003, David Wood and Media 1 shall be allowed to sell the 680,000 shares held by him up to the aggregate amount not to exceed twenty five (25) percent of the prior calendar month's trading volume as reported by the OTC Bulletin Board. Beginning October 2003, with regard to each respective month that David Wood and Media 1 may sell his shares of our common stock, David Wood and Media 1 may not carry over the difference between the amount of shares that David Wood and Media 1 could have sold and any remaining amount not sold, and
          David Wood and Media 1 will be not permitted to aggregate any remaining amounts to successive months. On February 27, 2003, we also issued David Wood 866,000 restricted shares of our common stock for services he is to provide to us which are described in detail under our material agreements section on page 30. As of May 29, 2003,
          David Wood has not sold any of his shares, subject to the agreement.

                                       22

No other shareholders were requested to enter into any type of agreement pertaining to their shares of our common stock. Prior to the acquisition of
Better Solutions, Inc., our shareholders owned a smaller percentage of our common stock than they held after the acquisition was complete, because (a) our prior officers and directors retired an aggregate of 47,500,000 shares of common stock in connection with the acquisition; and (b) we issued only 33,000,000 to
Marc Roup and Richard E. McDonald to acquire all of their shares of Better
Solutions, Inc. As a result, the number of shares of our common stock outstanding was reduced by 14,500,000 (47,500,000 - 33,000,000), or approximately 30%. Our acquisition of Better Solutions, Inc. did not have any other effect upon our shareholders prior to the acquisition.

We have not been subject to any bankruptcy or receivership action. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets outside the ordinary course of business.

OUR WEBSITE BUSINESS AT WWW.WORLDHEALTHALTERNATIVES.COM
PRINCIPAL SERVICES

Website Operations
We plan to offer advertising services through our to-be-renovated website located at our original website address of www.worldhealthalternatives.com and we will discontinue selling nutritional and homeopathic type products from our website. We plan to offer advertising to retailers in the following markets and in complimentary markets:
     Nutritional products including vitamins, herbs, amino acids and minerals;
     Homeopathic products;
     Weight Loss aids;
     Specific diet foods such as low carbohydrate foods;
     Books;
     Sports clothing;
     Sports nutrition;
     Sports equipment;
     Organic foods;
     Herbs;
     Candles;
     Incense; and
     Aromatherapy products.

We plan to offer our website visitors the ability to locate retailers of these products in one location, instead of having to visit numerous websites to find them. We plan to have links to our advertising retailer websites to enable our website visitors to link to the specific product retailer they have an interest
in.

Website Design
Our medical staffing business has an in-house graphic designer who will provide the initial design, and on an ongoing basis the updated design, of our renovated website. Our initial design for our renovated website will be completed in June
2003.

Website Content
We anticipate that a large portion of our website content will consist of actual advertisements from our clients. A portion of our website content will also include a description of our services and user instructions which will be drafted by our President, Richard E. McDonald.

Website Hosting
We plan to hire a website hosting service before June 2003 to host and maintain our website. We expect that our fees will be approximately $80 a month for the website hosting service.
                                       23

User Functions
We plan to have our website equipped with the following user functions:
     o    Viewing the various advertisements and related product information posted on our website;
     o    Access to a brochure in both electronic and print format which will set forth a description of our services and our contract terms to place advertisements on our website. The brochure will be completed by
          June 2003;
     o    Links to our retailer client websites to provide our website visitors with the ability to purchase products from our clients' websites;
     o    Ability of our website visitors to submitcomments to us regarding our website and our retailer client websites or products.
     o    Ability of prospective retailer advertising clients to submit a request to us regarding our advertising services.

MATERIAL AGREEMENTS
We have no material agreements related to our proposed website advertising business at this time.

COMPETITIVE BUSINESS CONDITIONS AND OUR PLACE IN THE MARKET
The market for websites which advertise online shopping services is intensely competitive. Because barriers to entry for these services are limited, current and new competitors can launch web sites at a relatively low cost and expand their operations rapidly. New technologies and the expansion of existing technologies may also increase the competitive pressures that we face. Due to the fluid and competitive nature of these online services, we directly compete with a wide variety of services. Any service which provides a website owner with the capacity to advertise multiple merchants competes with our service. We compete with:
     o    Dealtime;
     o    Nextag;
     o    Comparison-shopping services, such as mySimon and BizRate;
     o    Yahoo!;
     o    Shopping and ShopNow.com; and
     o    consumer buying guides, such as Ecompare.

Our competitors have significantly longer operating histories, larger and broader customer bases and greater technical expertise, brand recognition and online commerce experience than we have. In addition, our competitors are able to devote significantly greater resources than we have available for marketing and promotional campaigns, attracting traffic to their web sites, hiring and retaining key employees and developing web sites and other related systems.
Therefore, we will encounter difficulties in meeting the competitive conditions that exist in the website advertising market and there can be no assurance that we will be able to compete successfully, which could have a materially negative impact upon market awareness and acceptance of our services.

CUSTOMER DEPENDENCY
We currently have no customers. We do not expect our business to be dependent on one or a few customers.

INTELLECTUAL PROPERTY
We have not applied for trademark protection for our name that we use in our business with the United States Patent and Trademark Office, including the World
Health Alternatives name. There can be no assurance that our use of the World
Health Alternative name will not violate the proprietary rights of others. If our use of this name is challenged, it could be prohibited, and we could be forced to pay claims, litigation, settlement expenses and other damages. Our competitors may adopt product or service names similar to ours, which would impede our ability to build brand identity and otherwise negatively affect our brand name reputation. Should we be unable to protect our trade name, our business, results of operations, and financial condition will be negatively affected.
                                       24

GOVERNMENTAL APPROVAL REQUIREMENTS
We are unaware of any direct governmental regulation that we are subject to.
However, because our potential clients are in the business of providing products in the nutritional and homeopathic market, they may be directly subject to government regulations, and such regulations may have an indirect impact upon
us. The product suppliers and manufacturers of our client's website products, to the extent that they are involved in the manufacturing, processing, formulating, packaging, labeling and advertising of the products, may be subject to regulations by the Federal Drug Administration, Federal Trade Commission, United
States Department of Agriculture, and Environmental Protection Agency. The
Federal Drug Administration administers the Federal Food, Drug, and Cosmetic Act and may initiate enforcement actions against companies that sell, supply, or manufacture unapproved, adulterated, or misbranded products. The Federal Drug
Administration may bring injunctive action to terminate the sale of such products, impose civil penalties, criminal prosecutions, product seizures, and voluntary recalls. Should we or our clients become subject to any such orders or actions, our brand name reputation and that of our website based clients will be adversely affected and our business would be negatively affected.

We are not aware of any governmental regulations that will affect the Internet aspects of our business. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet covering user privacy, pricing, and characteristics and quality of products and services.
Furthermore, the growth and development of Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse affect on our business, results of operations, and financial condition.

Moreover, the interpretation of sales tax, libel, and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse affect on our business, results of operations and financial condition.

EFFECT OF EXISTING GOVERNMENTAL REGULATIONS
Although we are not aware of the need for any government approval of our principal services, we may be subject to such approvals in the future.

RESEARCH AND DEVELOPMENT
During the period from our inception to the date of prospectus, we have not spent any funds on research related to our website operations.

COSTS ASSOCIATED WITH ENVIRONMENTAL COMPLIANCE
We currently have no environmental costs and do not anticipate any costs associated with our website advertising business.

REVENUE SOURCES FOR OUR WEBSITE
Our revenues will be solely derived from the sale of advertisements on our website. The amount of the advertising fees will be based on: (a) the length of our advertising services, such as over the course of 3 months, 6 months, 9 months, or 1 year; and (b) the length of the advertisement as measured in column inches, such as a 1/8 page advertisement is equivalent to a 4 column inches advertisement, for which the client would be charged accordingly.

                                       25

TARGET MARKETS
The target markets for our advertising services are those website retailers that market their products and/or services in the nutritional and homeopathic markets to Internet users.

EMPLOYEES
As of May 29, 2003, our President/Principal Financial Officer/Principal
Accounting Officer/Chairman of the Board of Directors, Richard E. McDonald, is
the sole member of our management that is involved in our website advertising business. In addition, 4 of our staffing placement personnel will each devote approximately 4 hours per week to selling our advertising services.

OUR MEDICAL STAFFING BUSINESS

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT
From December 1999 until August 2000, our wholly owned subsidiary, Better
Solutions, operated as a Pennsylvania limited partnership under the name Symtech
Consulting L.P. Better Solutions, Inc. was incorporated in the State of
Pennsylvania on August 30, 2000. Since December 1999, Better Solutions, has
operated a medical staffing business based in Pittsburgh, Pennsylvania.

OUR MEDICAL STAFFING BUSINESS - SERVICES PROVIDED
We provide hospitals and other healthcare facilities with healthcare related staffing services. We operate our medical staffing business under the name
MedTech. Approximately, 79% of our staffing placements are for nurses, and allied healthcare related professionals. Approximately 20% of our staffing placements are for related administrative supports staff in the healthcare industry such as personnel for medical billings, medical secretaries, and data entry personnel. Only approximately 1% of our staffing placements are for physicians.

We currently provide staffing services to over 1000 healthcare facilities in 6 states and Washington, D.C. and operate sales branches in Pennsylvania, Ohio and
Florida. Because the healthcare needs of our clients such as hospitals require immediate and around the clock staffing, we provide support to our clients 24 hours a day, 365 days a year. Based on a client's needs, we will conduct all interviewing, staffing and selection of prospective employees. We staff positions in the following three categories:
     1-   Nurses:
          o    Certified Nursing Assistant
          o    Licensed Practical Nurse
          o    Nurse Practitioner
          o    Registered Nurse
     2-   Physicians:
          o    Anesthesiologist
          o    Chiropractor
          o    Dentist
          o    Obstetrician and Gynecologist
          o    Specialty physicians such as Oncologists, Podiatrists and
               Pediatricians
     3-   Allied Healthcare Related Professionals:
          o    Case Manager                     o    Occupational Therapist
          o    Chiropractic Assistant           o    Paramedic
          o    Clinical Operations Specialist   o    Patient Care Assistant
          o    Cytogenetic Technologist         o    Pharmacist
          o    Dental Assistant                 o    Pharmacist Technician
          o    Dental Technician                o    Phlebotomist
          o    Dialysis Technician              o    Physicians Assistant
          o    Dietitian                        o    Physical Therapist
          o    Emergency Medical Technician     o    Radiological Technician
          o    HEDIS Auditor                    o    Respiratory Therapist
          o    Home Health Aid                  o    Speech Therapist
          o    Medical Assistant                o    Surgical Assistant
          o    Medical Sonographer              o    X-Ray Technician
          o    Medlab Assistant

                                       26

Our Database of Healthcare Professionals:
We currently maintain a database of over 3 million of these categories of healthcare professionals. We obtained the data for our database from the following sources:
     o    State government and licensing agency lists;
     o    Employee databases which we purchased from other medical staffing companies; and
     o    Electronic sourcing websites such as Monster, Career Link, and the
          Employment Guide, that provide us with healthcare  professional names and related information to add to our database. We have no written agreements with these websites operators and we have no intention of obtaining such agreements; however, we do pay monthly subscription fees for these website services.

Type of Staffing Services
Our services are comprised of the following components:
a.   Per Diem Staffing of General Medical Personnel
     Per Diem or Per Day Staffing provides healthcare professionals, such as licensed registered nurses with assignments ranging from a single shift to
     52 week assignments, primarily to the following healthcare facilities:
     o    Acute care hospitals;
     o    Nursing homes;
     o    Medical clinics;
     o    Surgical and ambulatory care centers; and
     o    Insurance companies.

The average contract length of our per diem staffing is 16 weeks. The hourly rate paid to our healthcare professionals on per diem assignments varies, depending upon the length of the assignment and whether substantial travel time and lodging cost is involved. For example, the hourly rate paid to one of our nurse professionals is greater for an assignment in excess of approximately three days, that requires travel to a location away from the professional's home, since the client pays an additional per diem amount to compensate the professional for travel and time away from home. Our per diem staffing represents approximately 85% of our revenues.

b.   Allied Staffing:
     Our allied staffing division specializes in providing healthcare related services, such as diagnostic testing technicians, radiology technicians, clinical laboratory technicians, and pharmacists, primarily to the following healthcare facilities:
     o    Hospitals;
     o    Nursing homes; and
     o    Surgical and ambulatory care centers.

Our allied staffing division represents approximately 10% of our revenues.

c.   Physician Staffing:
     Our physician staffing business specializes in the placement of board certified radiologists, anesthesiologists, psychiatrists and other physicians on temporary to permanent assignments to hospitals, insurance companies, assisting living centers, and medical practices. Our physician staffing represents approximately 1% of our revenues.

                                       27

d.   Service Products:
     We have branded three "service products" that we offer to potential clients. Our Try-Before-You-Buy and HR Medtech Programs represent approximately 3% of our revenues and our "$2.00 Employee" Program represents approximately 1% of our revenues:

     i.   Try-Before-You-Buy Program:
          With this program, a client may use one of our healthcare
          professionals on an hourly basis until such time the client decides to hire the professional on a full time basis, if ever.

     ii.  $2.00 Employee Program:
          This program permits a client to reduce their recruiting and risk and liability costs by allowing us to provide human resource services to the client for a fixed fee. When a client wants to utilize a temporary employee, the client will provide us with a salary and benefits schedule at which the employee may be hired. We will then hire that employee to work for the client, but we will pay all of the appropriate payroll, federal and state taxes. For example, if a client is willing to pay the employee $20.00 per hour, plus benefit and payroll taxes of $2.50 per hour, we would pay $22.50 in cost of sales and collect $24.50 as revenue, which represents the $22.50 cost of sales plus the $2.00 service charge. Under this program we assume responsibility and liability for any one or a combination of the following: (a) risk management; (b) personnel management; (c) human resources compliance; and/or (d) payroll and employee tax compliance.
          There are no federal or state income tax laws that directly apply to our business regarding the $2.00 Employee Program because during the time period that a client uses this service, the healthcare professional is compensated as one of our regular W-2 employees and treated as such. At any point in time, if a client exercises its right to hire the healthcare professional employee for its own staff, a transition is made and that professional becomes a regular W-2 employee of the client's staff. At no time is the healthcare professional treated as an independent contractor.

     iii. HR Medtech Program:
          With this program, we offer a client a complete human resource service for one monthly fee, which includes all staffing needs, benefits management, and payroll services.

MATERIAL AGREEMENTS PERTAINING TO OUR MEDICAL STAFFING BUSINESS

Factoring Agreement with AmeriSource Funding, Inc:
We use the factoring services of a factor, Amerisource Funding, Inc. Factoring is the sale of a business' account receivable, at a discount, to a company that is known as a factor. Once the factor purchases the receivable, it assumes the responsibility for the collection of the receivable. For example, the
Amerisource Funding, Inc.'s factoring services to us involve the following: (a)
On Monday we bill a client for services rendered; (b) on the same day we attempt to cash in that invoice with our factor, AmeriSource Funding, Inc., for approximately 90% of its value; (c) if Amerisource Funding purchases the invoice receivable, it wires to our account approximately 90% of the value of the invoice and, as a result, we realize cash flow immediately; (d) whenever the client actually pays the bill, it is paid to the factor that has advanced the money to us on that receivable; (e) assuming the factor collects the entire invoice amount, it forwards to us the remaining 10%, minus the factor's fee for providing us with this service. If the Amerisource fails to collect the entire invoice amount within 90 days, we then buy back the invoice and collect the balance ourselves. Our goal in using Amerisource Funding, Inc.'s factoring services is to eliminate fluctuations in cash flow due to slow paying customers.

                                       28

We entered into an agreement with AmeriSource Funding, Inc. on February 8, 2001, in which AmeriSource Funding acts as our factor for the majority of Better
Solutions, Inc.'s receivables. This agreement provides that the fees for accounts receivables purchased by AmeriSource Funding, Inc. include a flat rate of 3.5% for the first 35 days an account is outstanding with an additional fee of 0.12% per day beginning on the 36th day the account is outstanding. During
2001 and 2002, Better Solutions, Inc.'s factoring related expenses were $62,000 and $74,000, respectively. These expenses were calculated by adding the monthly fees charged by Amerisource Funding and calculating a total for each year. For financial statement purposes, the 3.5% and 0.12% fees are recorded on our financial statements as interest expense. Our obligations to AmeriSource
Funding, Inc. are collateralized by substantially all of our assets, and our officers, Marc D. Roup and Richard E. McDonald, provided personal guarantees for our obligations.

Agreement with David Mehalick:
On approximately December 10, 2002, we entered into a verbal agreement with
David Mehalick providing that in return for our issuance of 500,000 shares of our restricted common stock to him, he agreed to use his best efforts to negotiate agreements with three of our shareholders, David Wood, Tommi Ferguson and Barry Gewin, which he subsequently accomplished. In addition, Mr. Mehalick was also required to provide the following additional services, if we completed the acquisition of Better Solutions, Inc.:
     o    negotiation and location of future acquisitions of operating staffing companies;
     o    consult with us on the structure and growth of our branch offices;
     o    consult with us regarding our planned franchising operations in the future; and
     o    other reasonable services as we may request from time to time until
          December 15, 2003.

Pursuant to our verbal agreement, we issued the 500,000 shares to David Mehalick on December 31, 2002, prior to our completion of the February 2003 Better
Solutions acquisition. The shares issued to David Mehalick were not contingent upon his success in negotiating the agreements with our three shareholders or our completion of the Better Solutions acquisition. Prior to entering into the verbal agreement with David Mehalick, Richard E. McDonald agreed to the terms of the verbal agreement since, if the transaction was completed, Better Solutions would be the beneficiary of the additional services to be provided by David
Mehalick. Had we not acquired Better Solutions, Inc., Mr. Mehalick would have still been entitled to the 500,000 shares of our restricted common stock we issued to him and would not have been required to return the shares to us.

Agreement with Consultant C. Dillow & Company, Inc:
On February 21, 2003, we entered into an agreement with consultant C. Dillow &
Company, Inc., located in Laguna Beach, California, to provide the following services to us: (a) assist us in developing, creating and providing factual information and in developing a strong market awareness for business operations;
(b) prepare a comprehensive analytical report that highlights our industry, opportunities, trends and potential; (c) develop and create a public relations campaign for our business; (d) aid, advise, and assist us in establishing a means of securing local and nationwide media interest and coverage regarding us;
and (e) aid, consult, prepare and deliver "due diligence" packages as requested by and furnished to registered broker-dealers and/or other institutional and/or fund managers as we request. In return for C. Dillow & Company's services, we issued to C. Dillow & Company 1,750,000 shares of our restricted common stock.

                                       29

Agreement with Media 1 Financial Group LLC/ David Wood:
On February 25,2003, we entered into an agreement with Media 1 Financial Group
LLC, a North Carolina limited liability company owned and controlled 100% by our shareholder, David Wood. We amended this agreement on February 27, 2003. Media 1 has agreed to provide us with the following services: (a) Assist us in developing, creating and providing awareness for our business; (b) develop and create our advertising campaign; (c) aid, advise and assist us in establishing a means of securing local and nationwide media interest and coverage of our business; (d) aid and assist us in developing a more "user friendly" website;
(e) aid, consult, prepare and deliver "due diligence" packages requested by and furnish them to registered broker/dealers and/or other institutional and/or fund managers as requested by us; (f) create a profile and investment data sheet and present and deliver them via email/fax to over 50 newsletter writers and editors
[newsletter writers and editors shall be provided by Media 1 Financial Group
LLC]; (g) host us at two conventions at the expense of Media 1 Financial Group
LLC; (h) review and prepare summaries of the financial and non-financial portions of our quarterly and annual reports; (i) edit and distribute financial and general press releases; (j) draft and distribute collateral material regarding us; and (k) the development and distribution to over 500 sources and/or persons of three media articles regarding us each month. Media 1
Financial Group LLC agrees to provide one hundred (100) hours of services each month for a period of twenty-four (24) months beginning on the date that we request services to commence. We agreed to pay Media 1 Financial Group LLC
858,000 shares of our common stock for these services. Media 1 and David Wood own an aggregate of 1,866,000 shares of our common stock. The agreement also requires that David Wood subject 600,000 of the 1,000,000 shares of our common stock which he purchased at a price of $.02 from Tommi Ferguson and Barry Gewin to certain lockdown provisions which are described in detail in our business development section on page 22.

Franchise Development Agreement with McGrow® Consulting:
On December 17, 2002 we signed a promissory note agreement with
McGrow® Consulting, located in Worchester, Massachusetts, to provide us with the initial development of a franchise system for Better Solutions, Inc., including: (a) review of the business/determination of franchise services, policies and strategies; (b) analyze the franchise concept and determine the best ways to structure controls and disclosure documents; (c) provide us with key information for an operating budget and growth plan; (d) prepare a marketing program to market and sell franchises; and (e) prepare the following franchise related documents: (i) uniform franchise offering circular; (ii) franchise agreement; and (iii) operations control manual. In return for these services, we are required to pay McGrow® Consulting a $72,000 consulting fee payable with a
$12,000 retainer payment, which has already been paid, and 6 monthly payments of
$10,000.

Promissory Note Agreement with PNC Bank:
We have a January 8, 2003 promissory note agreement with PNC Bank, NA, located in Pittsburgh, Pennsylvania, providing for a $250,000 revolving line of credit with that financial institution. Under the terms of the agreement, we are required to pay a 6.250% per annum interest rate on any unpaid principal balance. The note is secured by: (a) our Chief Executive Officer's mortgage on his residence at 1029 Hunt Club Court, Murrysville, Pennsylvania; and (b) our
President's mortgage on his residence at 307 Wedgewood Court, Murrysville,
Pennsylvania. We currently owe $0 on this line of credit.

TARGET MARKETS PERTAINING TO OUR MEDICAL STAFFING BUSINESS:

Our primary target markets are large hospitals, healthcare companies and insurance companies. Currently, approximately two-thirds of our customers are concentrated in acute care hospitals, clinics and surgical and ambulatory care centers.

                                       30

OPERATING OFFICES AND OPERATIONAL STRATEGY:
We operate the following branch offices which are organized into the following geographic sales regions and were opened on the following dates:
-------------------------- -------------------- --------------------------------
LOCATION                    OPENING DATE         STATES COVERED
-------------------------- -------------------- --------------------------------
Pittsburgh, Pennsylvania*   December 16, 1999    Pennsylvania, Virginia, West
                                                 Virginia, District of Columbia
-------------------------- -------------------- --------------------------------
Cleveland, Ohio             August 15, 2002      Ohio, Indiana
-------------------------- -------------------- --------------------------------
Boca Raton, Florida         December 15, 2002    Florida
-------------------------- -------------------- --------------------------------
*Our Pittsburgh, Pennsylvania office also serves as our headquarters office.

Our branch offices serve as our direct contact with our healthcare professionals and clients, and are responsible for the recruiting, scheduling, sales and marketing components of our business. We staff each branch with the following positions:
     o    Branch Manager - Our branch manager is responsible for developing local client relations, negotiating agreements with healthcare facilities and setting prices for our clients and healthcare professionals. We attempt to hire branch managers with healthcare related experience.
     o    Staffing Coordinators - Each staffing coordinator is responsible for managing a portfolio of our healthcare professionals. The primary responsibility of a staffing coordinator is to interface with our client facilities and our pool of available personnel. Each branch has an  on-call/after hours staffing coordinator who handles after hours business.
     o    Administrative Assistant - Our administrative assistance is responsible for maintaining the billing and payment records and sending data to our corporate headquarters office.

Our Vice President of Sales serves as the Regional Director for our current three branch offices.

BRANCH OFFICE OPENING SELECTION AND PROCEDURES:
We will attempt to open new branch offices based on the following criteria pertaining to the geographic area being considered:
     o    Strong medical need;
     o    Strong hospital presence;
     o    Population in excess of 2,000,000; and
     o    Viable recruiting pool from which to select healthcare professionals.

Our market area is within an approximate 100 mile radius of the city in which our branch office is located. Once we have selected a new branch office, our
Vice President of Sales assists in the opening of the new office for a period of approximately 3 months and hires 1 branch manager, 3 account executives and 1 support person, as our new branch office employees. A new branch office's marketing campaign consists of: (a) telephone solicitation of new clients, prospective candidates and new vendors for new client business and recruitment of healthcare professionals; (b) recruiting prospective healthcare professionals and clients at community functions, tradeshows and college fairs; and (c)
attempting to develop and foster relationships with key community groups, commerce groups and networking groups to bolster name recognition, recruit healthcare professionals, obtain new clients, and develop existing client relationships.

                                       31

QUALITY ASSURANCE TECHNIQUES:
Our quality controls are designed to maintain high standards for recruiting healthcare professionals, by ensuring that our healthcare professionals have the proper credentials, skills and experience related to the individual assignments of our clients. We attempt to maintain these quality controls through the following seven step process:
     o    Pre-employment Phone Screen
          We conduct a phone screen interview of each healthcare professional to determine and assess basic logistics, desired skill set, geographic desires, compensation requirements, and qualifications. We require a minimum of one year of related work experience. We ascertain the level of such experience during this phone screen interview.
     o    Face to Face Interview - If the healthcare professional meets the basic requirements of our phone screen interview, our local branch manager or in-house industry professional conducts a face-to-face interview. We request a resume' from the healthcare professional candidate.
     o    Skills Testing - We administer a written test of the healthcare professional to test the specific skills of his or her particular background. We developed each of these written tests.
     o    Reference Checking - Our human resource department contacts prior work references furnished by the healthcare professional to verify the candidates claimed employment and to ascertain the candidate's prior performance.
     o    License Check - Our human resource department contacts the relevant state or federal agency to verify the candidate's license status, license expiration date, and determine whether there are any prior disciplinary actions or complaints filed against the candidate.
     o    Background and Criminal Record Check - Our human resource department submits a criminal records check to ADP Credential Check, which performs screening and selection services to determine whether or nor the candidate has any prior criminal record. Our human resource department also schedules an appointment for the candidate to go to a local hospital or clinic to have a blood or urine test administered to determine any drug usage.
     o    Internal Rating and Ongoing Monitoring - Our database provides a number of internal functions. We assign an internal competency rating standard for each candidate based on appearance, skill, and attitude, into our computer personnel database. We update this rating throughout the healthcare professional's employment and monitor the performance of the professional through evaluations from surveys with the client and weekly calls by our account executives with the employee and client to obtain feedback from each. Upon hiring the healthcare professional, we enter data pertaining to the professional's prior work experience, past job locations and duties, renewal license dates, continuing educational requirements, past compensation, comments from references, and desired goals within their career. Thereafter, we track the license and continuing educational requirement data to ensure that the professional meets continuing license and educational requirements. Our database matches our clients' needs with our available pool of professionals. We attempt to place our professionals in facilities where they have previously worked in order to enhance the continuity of our services to our clients; if we are unable to do so, we provide our professionals with pre-staffing orientation to the facility which consists of a minimum 8-hour orientation at the facility. Our pre-staffing orientation is intended to ensure that the healthcare professional is comfortable with the facility's physical layout, permanent staff and clinical protocols.

                                       32

REVENUE SOURCES:
At least 97% of our revenues are derived from the difference between the hourly rate that we charge our client for the healthcare professional's employment with the client and the hourly rate we pay that healthcare professional.
Approximately 85% of our revenues are derived from placement of healthcare professionals for a term of employment exceeding 13 weeks. We do not receive any of our revenues from Medicare or Medicaid reimbursements or any other similar state or federal reimbursement programs.

Less than 3% of our revenues are derived from: (a) fee-based employment services for our clients that are not derived from our pool of potential candidates; and
(b) conversion fees.
o    Fees Based Employment Services.
     Our fee based employment services are provided to a client for an additional fee in addition to the hourly fee to hire an  employee. For example, if a company  was going to hire an employee at $8.00 per hour themselves, to do employee leasing through us we would charge them $9.00 per hour plus any applicable payroll taxes and we remain the employer. We approach these services on a case by case basis, and we usually bid or provide a quote on a per project basis. Our fee-based employment services include: (a) employee leasing, which is the short term use of our payroll services in order to give a client the opportunity to try-out an employee candidate that the client has found on their own for a probationary  period of less then 13 weeks, before making a commitment to hire that candidate permanently; (b) retiree rehiring, which is the ability of a client to rehire someone who has retired from their company or industry that they have located with our assistance on an hourly consulting basis; and (c)
     screening services in which we interview and qualify a prospective employee through a face-to-face interview, background check and other related pre-employment screening processes.

o    Conversion Fees.
     Our conversion fees are charged when a client wishes to retain our healthcare professional employee after the initial term of the professional's  placement with our client. Our conversion fees are based upon a previously agreed upon buy-out price based on the healthcare professional's time on the project and annual salary. A typical conversion fee would be a 20% fee based on the first year annual salary of the healthcare professional. For instance, if one of our clients wanted to retain our healthcare professional that was earning a $40,000 annual salary, after his or her initial term with us, our fee would be $8,000.

SALES AND MARKETING:
Our sales personnel market our products to persons in three general different decision making positions at healthcare facilities. Each persons in any of these positions may hire and monitor the quality of temporary healthcare staffing services. These positions are:

Purchasing Manager, Administrator, or Chief Nursing Officer
Community-owned hospitals, nursing home chains, and healthcare group alliances purchase temporary staffing services for their multiple facilities under a single contract. These facilities typically designate a single person, such as a purchasing manager, administrator or Chief Nursing Officer to select and negotiate agreements with healthcare staffing companies. Our regional director and branch managers negotiate the contractual terms and pricing with these types of facilities.

Director of Nursing or Department Manager
A Director of Nursing or Department Manager at a healthcare facility reviews our services to determine clinical competency of our healthcare professionals and the quality of our hiring standards. Our regional director and local branch manager are responsible for establishing, building and maintaining relationships at this level.

                                       33

Facility Staffing Coordinator/After-Hours and Weekend Supervisors
These positions represent the actual users of our services. Our branch manager and local staffing coordinators are responsible for regularly contacting these individuals to coordinate daily staffing and scheduling of personnel.

INFORMATION SYSTEMS:
Our information system was designed for our staffing needs by Resumate located in Alexandria, Virginia. This system was customized for our recruiting, regulatory credentialing, scheduling, and billing needs and functions in the following capacities:
     o    Management tools;
     o    Utilization by staffing coordinators to respond to client questions and requests;
     o    Housing and organizing our client and employee information; and
     o    Monitoring billing records by using timecards to generate invoices for our clients.

LIABILITY INSURANCE AND LIABILITY ISSUES PERTAINING TO OUR MEDICAL STAFFING
BUSINESS:
Our placement of healthcare professionals in healthcare facilities may subject us to possible healthcare related and other litigation claims alleging the following involving our temporary healthcare professionals:
     o    Malpractice;
     o    Negligence;
     o    Torts or crimes committed by our temporary healthcare professionals;
          and
     o    Discrimination and sexual harassment claims by our healthcare professionals made against us and our clients.

We currently maintain a professional liability and malpractice insurance policy, which we believe is sufficient for the risks associated with our business. Other than for clients of our $2.00 Employee Plan, our client agreements provide that medical malpractice claims against us relating to our healthcare professionals will be defended by our clients at our clients expense.

There are no assurances that our insurance policy and the indemnity agreements with our clients will be sufficient to protect us from any claims against us.
Our professional malpractice liability insurance and general liability insurance coverage may not cover all claims against us or continue to be available to us at a reasonable cost. If we are unable to maintain adequate insurance coverage or if our insurers deny coverage, we may be exposed to substantial liabilities.
The cost of defending such claims, even if groundless, could be substantial and the associated negative publicity could adversely affect our ability to attract and retain qualified healthcare professionals in the future. Should we be subject to damage awards, our potential profitability will be negatively affected. Judgments that may be rendered against us and litigation related costs regarding any such claims will negatively affect our potential profitability and may lead to increased losses.

EMPLOYEES:
We have 133 full time employees, as follows:
     o    14 corporate office staff located in our Pittsburgh, Pennsylvania corporate headquarters office consisting of: (a) our Chief Executive
          Officer and Chairman of the Board/Chief Financial Officer, (b) Vice
          President, (c) Financial Officer, (d) Vice President of Finance, (e)
          Vice President of Sales, (f) 1 Branch Manager, (g) 2 clerical employees, and (h) 5 account executives;
     o    90 staffing placement personnel located in our Pittsburgh,
          Pennsylvania corporate headquarters office;
     o    5 staffing placement personnel and 2 account executives located in our
          Boca Raton, Florida branch office; and
     o    19 staffing placement personnel, 1 branch manager, and 2 account executives located in our Cleveland, Ohio branch office.

                                       34

In addition to the foregoing, the healthcare professionals that we place with our clients are also our employees, because we directly employ these healthcare professionals. During 2002, we directly placed or assisted in the placement of at least 5,000 healthcare professionals.

Over the next twelve months, we plan to add approximately three account executives and one branch manager to our existing office in Pittsburgh,
Pennsylvania. In addition, we plan to add approximately 230 staffing placement personnel in the following locations: (a) 25 such personnel to each of our planned additional branch offices in Washington D.C., Baltimore, Maryland and
Columbus, Ohio; and (b) 155 such personnel to our existing branch offices, as follows:
     o    55 at the Pittsburgh, Pennsylvania branch;
     o    50 at the Boca Raton, Florida branch; and
     o    50 at the Cleveland, Ohio branch. There are no assurances that we will be successful in these plans.

We have no collective bargaining agreements. We have an employment agreement with each of our staffing placement personnel. The terms of these employment agreements vary, depending upon the negotiated terms of these agreements;
however, each employment agreement contains the following terms: (a) the employment relationship between us and the staffing person is "at will"
employment and may be terminated at any time by either party with or without cause; (b) the employee is prohibited from making use of any of our confidential information, including any information regarding our procedures, advertising, finances, organization, personnel, plans, objectives or strategies; (c) for a period of 12 months after the employee's termination, he or she is prohibited from: (i) owning, managing, operating, controlling, being employed participating in, or being connected in any manner with the ownership, management operation or control of any competitor in any part of the area encompassed within a radius of
50 miles of any applicable office; (ii) soliciting the trade or patronage of any customer or perform services for any customer; and (iii) soliciting in any way with any competitor.

OUR GROWTH STRATEGY PERTAINING TO OUR MEDICAL STAFFING BUSINESS
Our growth strategy over the next 12 months will include:

Continuation of our Existing Business Model with Existing and New Corporate
Offices
We will attempt to expand the client base of our existing branch offices by offering our prospective and current clients healthcare professionals to meet their staffing needs and by marketing and cross-selling our services. We will attempt to expand our pool of healthcare professionals by:
     o    employing our seven step quality assurance process;
     o    offering our healthcare professionals competitive benefits packages;
          and
     o    by encouraging our healthcare professionals to refer other such professionals to us.
We intend to apply our existing business model to our future branch offices summarized below.

Planned Branch Offices
We plan to open a fourth, fifth and sixth branch office from approximately
May 2003 to October 2003, as follows:
     o    Fourth Operating Office - Washington, D.C. - We plan to open a fourth branch office in the Washington, D.C. area, which covers Virginia and
          Maryland within an approximate 50 mile radius. We will attempt to open this office location during approximately June of 2003. The approximate cost affiliated with the opening and the start-up of this office is $8,600, excluding salaries and bonuses.
     o    Fifth Operating Office - Columbus, Ohio - We plan to open a fifth branch office in Columbus, Ohio which will include the Columbus, Ohio area and other parts of Ohio within an approximate 50 mile radius. We will attempt to open this office location during approximately June of 2003. The approximate cost affiliated with the opening and the start-up of this office is $8,600, excluding salaries and bonuses.
     o    Sixth Operating Office - Baltimore, Maryland - We plan to open a sixth branch  office in the Baltimore, Maryland area, which will include parts of Maryland other than the D.C. area, within an approximate 50 mile radius of Baltimore. We will attempt to open this office location by approximately October 2003. The approximate cost affiliated with the opening and the start-up of this office is $8,600, excluding salaries and bonuses.

                                       35

Name and Service Branding Campaign
We will attempt to conduct a name and service branding campaign in the regions that will be covered by our individual branch office locations. In our attempt to increase the awareness of the MedTech name, our planned future franchise system, and the services that we offer, this campaign will consist of healthcare related tradeshows, direct mail to lists of prospective clients and franchisees, print/cable/radio advertising, telephone sales, and public relations and brand name marketing consultants. The estimated cost for each corporate office region is approximately $25,000 to $50,000.

Franchise Program
The target markets for our franchise program are United States cities that have a minimum population of 2,000,000 with an average age of over 45. In return for a franchise fee paid to us and an annual royalty fee of 7% to 24% of the franchisee revenues, depending upon our level of involvement with the franchisee, we will provide the following assistance to the franchise purchaser:
     o    Providing the MedTech name and business plan;
     o    Providing our marketing materials;
     o    Two weeks of training at our corporate headquarters and additional on-site training on an as-needed basis;
     o    Access to our nationwide candidate pool;
     o    Access to volume discounts for insurance and supplies; and
     o    Use of our proprietary software for franchise operation and office staff support.

To date, we have not completed the development of our franchise program. We have completed our marketing and training materials and our initial franchise prospectus; however, we have not completed the remaining components of our planned franchise program consisting of franchise agreements and regulatory compliance. We will attempt to complete the remainder of our franchise program during approximately July of 2003. The total estimated cost for the development of our franchise system is $72,000. There is no assurance that we will ever: (a)
complete the development of our franchise program; (b) have sufficient funds to develop a franchise program; or (c) complete our franchise program during July of 2003.

Cross Selling
We plan to cross sell our services between our branch offices. For instance, if our Pittsburgh, Pennsylvania office was to close a deal with a client which had affiliate or branch offices in Cleveland, Ohio, our Cleveland corporate office would attempt to obtain an agreement with that client's Cleveland affiliate or branch office.

COMPETITIVE BUSINESS CONDITIONS AND OUR PLACE IN THE MARKET PERTAINING TO OUR
MEDICAL STAFFING BUSINESS
The medical staffing business is highly competitive and operates in a highly fragmented market composed of national, regional and local firms. Our competitors have substantially longer operating histories, greater name recognition, larger customer bases, and greater financial and technical resources than we have. More established firms have a greater mass of available healthcare professional candidates and more substantial word-of-mouth client and healthcare professional referral programs. Our competitors are able to conduct extensive marketing campaigns that we are financially unable to conduct. In addition, these companies may create more attractive pricing to potential clients. Our ability to compete will be limited by our success in distinguishing our services from others. We compete with our competitors on two levels: (a)
attracting healthcare professionals to us rather than other healthcare staffing firms; and (b) attracting hospitals, nursing homes, and other healthcare-related concerns as clients.

                                       36

The competitive factors that are considered by healthcare professionals are:
     o    Quantity of assignments;
     o    Length of assignment;
     o    Quality of assignments;
     o    Diversity of assignments; and
     o    Compensation and benefits package of assignments.

The competitive factors that will be considered by potential clients are:
     o    Educational qualifications and work experience and quality of our healthcare professionals;
     o    Competitive price considerations; and
     o    Timely availability and geographic availability of our healthcare professionals with the requisite skills, quality, licensing and scope of services desired by the potential client.

Some of our competitors include:
     o    AMN Healthcare;
     o    Cross Country;
     o    Medical Staffing Network;
     o    Adecco;
     o    Manpower;
     o    Maxim;
     o    Carol Harris Staffing;
     o    Stat Staffing; and
     o    Nursefinders.

To meet the competitive conditions regarding our healthcare professionals, we plan to emphasize the following factors pertaining to staffing assignments:
     o    Flexible staffing assignments - We attempt to provide our
          professionals with the flexibility to tailor their staffing schedules to accommodate their lifestyle through their choice of when or where they work. Our scheduling systems are designed to place our professionals in facilities and shifts that they desire in order to promote a productive and positive work experience.
     o    Competitive benefits package - We offer our healthcare professionals a minimum of 160 hours a month for more than 3 months, a savings plan, paid vacation time, and access to group discounted major insurance benefits such as health, dental, life, disability, and general liability.

To meet the competitive conditions regarding our potential clients, we plan to:
     o    Attempt to establish a strong local/regional presence in the area covered by our branch offices;
     o    Conduct our branding campaign;
     o    Continue to hire branch managers with healthcare related experience;
          and
     o    Emphasize the advantages of our services through our attempt to maintain a pool of high quality healthcare professionals by applying our 7 step quality assurance process referred to above on page 32.

There can be no assurance that we will be able to compete successfully in the medical staffing services business, which could have a materially negative impact upon market awareness and acceptance of our services.

                                       37

CUSTOMER DEPENDENCY PERTAINING TO OUR MEDICAL STAFFING BUSINESS
During 2001, 10.7% and 12% of our business was derived from South Hills Health
System located in Clairton, Pennsylvania, and Allegheny Personnel, a division of
Venturi Staffing, Inc., a publicly traded company located in Pittsburgh,
Pennsylvania, respectively. During 2002, 10.8% of our business was derived from
Allegheny Personnel. Despite this concentration of business, we currently provide services to over 1,000 healthcare-related facilities. Accordingly, we do not anticipate becoming dependent upon any one or a few customers; however, there are no assurances that we will not become so dependent in the future.

INTELLECTUAL PROPERTY PERTAINING TO OUR MEDICAL STAFFING BUSINESS
On March 25, 2002, we applied for trademark protection of our service marks "HR
Medtech" and "$2.00 Employee" with the United States Trademark and Patent
Office. This application is pending and there are no assurances that we will be granted trademarks of these names. Our business and competitive position are dependent upon our ability to protect the proprietary process we use in our business. Despite our efforts to protect such proprietary rights, unauthorized parties may attempt to obtain and use information that we regard as proprietary.
We will rely on patent and trade secret law and nondisclosure and other contractual arrangements to protect such proprietary information. Even if we obtain trademark protection of "HR Medtech" and "$2.00 Employee", there can be no assurance that others will not independently develop substantially equivalent proprietary information or products or otherwise gain access to our proprietary information, that such information will not be disclosed, or that we can effectively protect our rights to unpatented trade secrets or other proprietary information.

GOVERNMENT REGULATION
The healthcare industry generally is subject to extensive and complex federal and state laws and regulations related to professional licensure, conduct of operations, payment for services and payment for referrals. Although our healthcare staffing business is not directly impacted by or subject to the extensive and complex laws and regulations that generally govern the healthcare industry, the laws and regulations which are applicable to our hospital and healthcare facility clients could indirectly impact our business. These laws and regulations are regulated by: (a) State Boards of Medicine that license and regulate physicians; (b) state licensing agencies that license nurses and possibly medical technicians. We take reasonable steps to ensure that our healthcare professionals have all the necessary licenses and certifications by verifying with all appropriate state agencies that a current license is on file or registered for each employee.

We do maintain the following governmental registrations and identification numbers to conduct our business in each state where we currently conduct our business and in each state where we will conduct business in the future: (a)
state tax identification number; (b) workers compensation number; and (c)
unemployment registration. We are also subject to United States Department of
Labor regulations and individual state labor regulations that govern fair labor practices.

Some states require state licensure for businesses that employ and/or assign healthcare personnel to provide healthcare services on-site at hospitals and other healthcare facilities. We currently are not required to maintain such licenses at our business locations in Pennsylvania, Ohio, or Florida. We also are not required to obtain such licenses at our proposed future locations in
Maryland and Washington, D.C., but we may be required to obtain such licenses in any future business locations. Apart from business tax returns that we file with the Internal Revenue Service, because there are no specific Internal Revenue service codes or categories that are specifically applied by the Internal
Revenue Service to our healthcare staffing business, we are not subject to additional Internal Revenue Service regulations.

                                       38

If we or our clients fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions or cease and desist orders. In addition, the extensive and complex laws that apply to our hospital and healthcare facility clients could indirectly affect the demand or the prices paid for our services. For example, our hospital and healthcare facility clients could suffer civil and/or criminal penalties and/or be excluded from participating in certain programs if they fail to comply with the laws and regulations applicable to their businesses. In addition, our hospital and healthcare facility clients could receive reduced reimbursements, or be excluded from coverage, because of a change in the rates or conditions set by federal or state governments. In turn, violations of or changes to these laws and regulations that adversely affect our hospital and healthcare facility clients could also adversely affect the prices that these clients are willing or able to pay for our services.

In addition to existing laws that may have a direct or indirect impact upon us, the United States Congress has considered several comprehensive healthcare reform proposals to control increasing healthcare costs through legislation, regulation and voluntary agreements with medical care providers and drug companies. Such proposals are generally intended to expand healthcare coverage for the uninsured and reduce the growth of total healthcare expenditures, which may include reduced spending by hospitals and other healthcare facilities for healthcare staffing needs. If this were to occur, we will have fewer business opportunities and our revenues will be adversely affected. In addition, state governments have proposed legislation that would limit the amounts that temporary staffing companies may charge and the implementation of a sales tax to be imposed upon staffing services such as ours. These laws would adversely affect our business opportunities, revenues and margins.

Our proposed franchising activities pertaining to our medical staffing business will be subject to Federal Trade Commission regulation and state laws that regulate the offer and sale of franchises. The Federal Trade Commission's Trade
Regulation Rule on Franchising and certain state laws require that we furnish prospective franchisees with a franchise offering circular containing information required by that federal rule on franchising and applicable state laws and regulations. We will also be required to comply with a number of state laws that regulate some substantive aspects of our relationship with potential or actual franchisees. Such laws may limit our ability to: (a) terminate or not renew a franchise without good cause; (b) interfere with the right of free association among franchisees; (c) disapprove the transfer of a franchise;
(d) discriminate among franchisees with regard to charges, royalties and other fees; and (e) place new stores near existing franchises.

EFFECT OF EXISTING GOVERNMENTAL REGULATIONS PERTAINING TO OUR MEDICAL STAFFING
BUSINESS
Although our medical staffing business is not directly impacted by government regulations, they do apply to our hospital and healthcare facility clients, which could indirectly impact our business since we provide services on a contract basis and are paid directly by our hospital and healthcare facility clients.

COSTS ASSOCIATED WITH ENVIRONMENTAL COMPLIANCE
We currently have no costs associated with compliance with environmental regulations. We do not anticipate any costs associated with environmental compliance because we are not involved in the manufacturing of our products.
Moreover, the delivery and distribution of our products will not involve substantial discharge of environmental pollutants. However, there can be no assurance that we will not incur such costs in the future.

RESEARCH AND DEVELOPMENT PERTAINING TO OUR MEDICAL STAFFING BUSINESS
Since Better Solutions, Inc. became our wholly owned subsidiary on February 20,
2003, we have not spent any funds on research or development pertaining to our medical staffing business. In addition, Better Solutions has spent no funds on research and development since its inception as a Pennsylvania limited partnership in December 1999 or as a corporation since its inception as a corporation on August 30, 2000.

                                       39

OUR MEDICAL STAFFING BUSINESS - SERVICES.

REPORTS AND OTHER INFORMATION TO SHAREHOLDERS
We are subject to the information and reporting requirements of the Securities
Exchange Act of 1934 and we are required to file periodic reports and other information with the Securities and Exchange Commission. We have filed a Form
SB-2 registration statement with the Securities and Exchange Commission. The following documents may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth Street,
N.W., Washington, D.C. 20549: (a) this registration statement and exhibits thereto; and (b) periodic reports and other information filed with the
Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

We are not required to deliver an annual report to our Shareholders, however, we plan to deliver an annual report to our shareholders beginning with our December
31, 2003 fiscal year end.

A. PLAN OF OPERATIONS PERTAINING TO OUR WEBSITE PRODUCT SALES
Forward-Looking Statements
The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may,"
"should," or "anticipates," or expressing this terminology negatively or by similar expressions or by discussions of our strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Actual results could differ materially from those projected in the forward looking statements as a result of a number of risks and uncertainties pertaining to our website advertising business, including those risk factors on pages 9 to 10.

We had offering costs of $30,524.06 which consist of legal services, edgarizing, and accounting fees which were donated by our former President. These costs have already been paid. We do not have an agreement or arrangement for the repayment of these funds. Our former President will not seek repayment of these funds.

Our former management anticipated total estimated capital expenditures of approximately $6,700 for our plan of operations, as follows:
     o    $2,000 - Enter into agreements with additional suppliers for products;
     o    $3,500 - Update the design, graphics, and functional aspects of our website (other categories included as part of this estimated cost include "Establish database of our products" and "Establish database of articles"); and
     o    $1,200 - Advertising.

                                       40

OUR PLAN OF OPERATIONS PERTAINING TO OUR WEBSITE FROM OUR INCEPTION TO DATE
We were incorporated on February 13, 2002. Since our inception to April 25,
2003, when we discontinued our initial website operations, we accomplished the following in our Plan of Operations:

Raised Capital
We raised $14,070 for our operations through the sale of a private placement of our securities.

Developed Business Concept
During October of 2001, our former President, Edward G. Siceloff created our
Business Plan concept of selling a wide range of nutritional and related products on our website;

Developed our Website
During March and April 2002, our former President wrote the narrative content of our website which outlined the products which we previously offered. During
February and March 2002, we used the services of K&L Cyber Solutions to develop the graphic design and layout for our former website;

Established Our Website Domain Address and made our Website Operational
On March 25, 2002, our website, www.worldhealthalternatives.com, became operational and capable of processing customer orders.

Selected Our Products
In February and March of 2002, our management selected approximately 1,500 products which we would offer on our website.

Searched for and Selected Suppliers
From October of 2001, prior to our corporate formation and until April of 2002, our former management searched for and selected suppliers for our products.
During approximately February and March of 2002, we entered into verbal agreements with Con Yeager Spice Company and Frontier Herb Co-Op as suppliers to furnish us with products on an as-needed basis for our website.

Agreement with Ecoquest
April 8, 2002 - We entered into an agreement with EcoQuest International which allowed us to become an authorized dealer of EcoQuest's home environmental products.

Authorized Independent Representatives for Global Health Trax
Our former President, Edward G. Sicleoff, assigned an agreement he had entered into October 10, 2001 on our behalf, prior to our former incorporation, to us on
April 25, 2002 which made us an Authorized Independent Representative for the sale of Global HealthTrax products.
                                       41

OUR FORMER AND FUTURE PLAN OF OPERATIONS PERTAINING TO OUR WEBSITE
From our inception until April 17, 2003, our Plan of Operations was to develop our website based business of selling nutritional and related products. As indicated below, we have modified our business and Plan of Operations to sell website based advertising for companies involved in various markets, including nutritional products such as vitamins, herbs, amino acids and minerals, homeopathic products, sports clothing and equipment, organic and low carbohydrate foods, and candles, incense, and aromatherapy products. We have discontinued the sale of nutritional and related products.

Our Former Plan of Operations for Website Product Sales

We had planned to accomplish the following aspects of our Plan of Operations as indicated below in (1) - (8). We have also indicated below in (1) - (8), what has been and what has not been accomplished with our former Plan of Operations, the amount of funds which we devoted to each step, and why we failed to accomplish a specific step in our former plan:

(1) Enter into Agreements with Suppliers
Throughout our Plan of Operations, in order to select product suppliers, we had planned to conduct Internet research and review various nutritional wholesaler publications. Based on this research, we had planned to contact various companies and make supplier selections based upon cost, delivery requirements, and product selection. We had also planned to purchase wholesale catalogues and discuss with company representatives pertinent factors such as product availability, quality, selection, and delivery. There was no cost affiliated with this aspect of our Plan of Operations.

We entered into agreements with four suppliers of products for our initial website. During approximately March of 2002, we entered into verbal agreements with Con Yeager Spice Company and Frontier Herb Co-Op to furnish us with products on a per order basis. We also entered into written agreements with
Global HealthTrax, Inc. and EcoQuest International to furnish us with products on an as-needed basis. We entered into a written agreement with EcoQuest
International, Inc. on April 8, 2002 and our former president entered into a written agreement with Global HealthTrax, Inc. on October 10, 2001, which was assigned to us on April 25, 2002.

We did not enter into agreements with any suppliers other than Con Yeager Spice
Company, Frontier Herb Co-Op, Global HealthTrax, Inc. and EcoQuest International
because (a) we did not have any customer orders; and (b) many suppliers required that we agree to purchase a minimum amount of their products which we were not able to accommodate or produce.

(2) Update Design, Graphics and Functional Aspects of Website
We had planned to update the design, graphics and functional aspects of our website on an ongoing and continual basis. To accomplish this planned step in our Plan of Operations, we planned to hire website consultants at an estimated cost of $3,500. During early 2002, we had spent $3,800 to develop our initial website and design, plus an additional $1,150 for further development; however, we have not spent any funds to update our website since that time. We originally planned to complete this aspect of our Plan of Operations by late January 2003;
however, in March 2003, we stated that we did not anticipate completing this aspect until July 2003. We had contacted website consulting companies and received quotations to update and maintain certain functional components of our website; however, we did not complete this part of the Plan of Operations because at the time we did not have adequate cash flow to cover the expense associated with the updating and maintenance of the website.

                                       42

(3) Advertise our Website
We had planned to seek low cost advertising of $50 to $150 per month through local publications such as local newspapers. We stated that we would begin this advertising in March 2003. We failed to accomplish anything regarding this planned step, and we did not place any advertisements. The reason that we failed to place such advertisements was our lack of financial resources to do so.

(4) Incentives to Our Existing Customers
We had planned to provide incentives to customers, such as free bottles of vitamins or discounts on products based on ordering a monthly supply of a product on an annual basis. We had planned to complete this aspect of our Plan of Operations by June 2002, but this was further delayed because we had not generated any revenues. We then anticipated that we would begin offering such incentives in March 2003, if we had revenues at that time. We failed to accomplish any aspect of this planned step because we never generated sufficient revenues or established a sufficient customer base to develop such secondary marketing efforts, upon which our accomplishment of this step was contingent.

(5) Establish Database of Specific Product Ingredients, Benefits, and Harmful
Effects
We had planned to establish and update a database of products and information about products on our website, including information pertaining to: (a) a listing of the ingredients of our products; (b) the potential health benefits of our products; and (c) the potential harmful effects of our products. We had planned to begin this planned aspect in February 2003 and continue throughout our Plan of Operations. The cost affiliated with this former planned aspect of our Plan of Operations is related to the $3,500 cost for hiring website consultants to implement and organize such information into our website. Our former President conducted Internet research on specific product ingredients, benefits, and harmful effects; however, no steps were completed to make that information available through the website nor were any funds spent for this specific purpose. The reason our management did not accomplish everything regarding this planned step is that we did not have the funds to do so.

(6) Establish Database of General Articles of Interest
We had planned to establish a database of general articles of interest pertaining to vitamins, minerals, herbs, spices, homeopathy, and aromatherapy.
We had planned to commence this aspect of our Plan of Operations in June 2002;
however, this step had been further delayed until March 2003. Our former
President had conducted Internet research from which he collected articles to be included; however, his research was more time consuming than originally anticipated and he failed to establish a sufficient number of articles that would provide a basis for a database of articles. The cost affiliated with this planned aspect was part of the expected $3,500 to hire website consultants. We have spent no funds to establish this database, and did not have sufficient funds to do so.

(7) Viral Marketing
We had planned to conduct viral marketing, which would have involved an equal exchange of like advertising services between us and other websites. We originally planned to commence this aspect of our Plan of Operations in July
2002, but this planned aspect was further delayed to April 2003, due to our inability to accomplish other aspects of our Plan of Operations. We did not anticipate any cost with this planned aspect. Former management failed to accomplish any aspect of this planned step in our Plan of Operations.

(8) Introduce our Homoeopathic Product Line
We had planned to attempt to establish agreements with suppliers of homeopathic products and to offer these homeopathic products on our website. Originally, we planned to commence this aspect of our plan of operations in July 2002. This aspect of our Plan of Operations had been delayed until an anticipated date of
May 2003 or until such time that we completed the updating of our website. We did not anticipate any direct costs affiliated with this aspect of our Plan of
Operations; however, since it was contingent upon updating our website, which would have cost $3,500 for website consultants, we would have had indirect costs affiliated with this step. Nonetheless, we failed to accomplish any aspect of this planned step in our Plan of Operations.

                                       43

Why We are Discontinuing Product Sales on Our Website
Our current President, Richard McDonald, had conducted an initial evaluation of the website product sales operation during December of 2002 when he was negotiating with our then President, Mr. Siceloff, regarding our possible acquisition of Better Solutions, Inc. At that time, our new President had not completed an exhaustive evaluation of our website operations, and he anticipated that we would continue to sell the same products which had been offered on our website; however, after he conducted a thorough evaluation of the website operations in March 2003, we decided to discontinue the website product sales business.

Our Website Advertising Business
We plan to take none of our originally planned steps which had been directed towards the sale of the approximately 1,500 nutritional and related products.
After reviewing the market conditions, cash flow and possible liability associated with the sale of these products, we have decided to transform the website into a hosting site for advertising within various markets, including nutritional products such as vitamins, herbs, amino acids and minerals, homeopathic products, sports clothing and equipment, organic and low carbohydrate foods, and candles, incense, and aromatherapy products. We will offer advertisement space for companies that offer these products for sale. We will continue to maintain the domain name, www.worldhealthalternatives.com. We have determined that, although the market for these products is strong and emerging, it carries too much potential liability for the direct sale of the products themselves. A more conservative and less litigious route would be to aid other companies in the direct distribution of these products by way of advertising their sites on our website and helping drive traffic to their web sites.

Our Future Plan of Operations to Develop a Website Based Advertising Business
Current management plans to attempt to locate companies that will purchase advertising on our website for a monthly fee in the following product categories: nutritional products, such as vitamins, herbs, amino acids and minerals; homeopathic products; sports clothing and equipment; organic and low carbohydrate foods; and candles, incense, and aromatherapy products. Because our clients will be charged a flat fee per month based on the length of their agreement and the size of their advertisement, our fees will be similar to print or newspaper advertising. We anticipate charging between $80 to $120 per month to be featured on our website. We believe that our advertising based business will eliminate or vastly reduce the potential liability associated with selling these products directly, but still allow us to do business in these popular markets. Current management plans to organize the new website in such a way to categorize different aspects within the various product lines to make it easy for a consumer to be directed to a supplier or retailer that specializes in the products they are searching for and also to help potential consumers gather and research information on these products.

Richard McDonald, our President, will spend approximately 5 hours per week to supervise the website transformation and oversee the website based advertising business, and later will appoint or hire a manager to undertake the responsibilities of overseeing our website advertising business. We plan to use
4 of our sales representatives that sell our healthcare staffing services to offer our website based advertising. Each sales representative will spend approximately 4 hours per week to offering these advertising services and to call upon our healthcare related database of clients to obtain possible sales leads.

We will conduct our Plan of Operations from May 2003 to May 2004, as follows:

                                       44

May 2003 to May 2004
Design of Website
Our healthcare staffing business has an in-house graphic designer who is currently designing our renovated website. We plan to complete the new design of our website by June 2003. Our President and graphic designer will continuously evaluate the design of our website and our graphic designer will update the design based on that evaluation. Most of the content for our website will be derived from the actual advertisements submitted to us by our clients.
Essentially, we will be providing the folder for our advertising clients to put their content material in, and our programmers and web hosting company will be incorporating the advertisement into the folder.

May 2003 to May 2004
Website Hosting and Maintenance
We contacted several web hosting and maintenance companies to host and maintain our website for our advertising based business. By June 2003, we plan to begin using the services of Internic.com for our web hosting and maintenance on a month to month basis, at a cost of $19.95 per month. We do not have a written agreement with Internic.com, nor are we required to do so to obtain their services.

June 2003
Transformation of our Website into an Advertising Business
We plan to transform our website at www.worldhealthalternatives.com into an advertising business and be operational before June 16, 2003. We plan to use the services of Charactersink.com at a cost of $40 per hour to accomplish this transformation; however, to date we do not have an agreement with
Charactersink.com. We plan to enter into an agreement with Charactersink.com by
June 2003. We estimate that the approximate total cost of these services will be $2,000.

June 2003
Website Sales Brochure
Our sales presentation will consist of a tri-fold brochure which will be available on our website in electronic and print formats. The brochure will describe our services and illustrate the advertising costs as well as the contract terms. Richard McDonald, our President, has completed the narrative content for the brochure. Our graphic designer is currently working on the final design of the brochure and we plan to complete the final brochure by June of
2003. Because our employees will accomplish the design and content of the brochure, we do not anticipate any material costs associated with this step in our Plan of Operations.

June 2003 to May 2004
Advertisement Sales
We plan to begin offering our advertising services for placement of advertising on our website by June 2003. We plan to use four of our sales representatives that sell our healthcare staffing services to offer our website based advertising, each of which will spend approximately four hours per week to offer these advertising services and to call upon our healthcare related database of clients involved to obtain possible sales leads. Sales representatives will be compensated strictly on a 4% commission of the gross sales amount. We also plan to contact similar suppliers and distributors of the former operating website to offer our advertising services.

June 2003 to May 2004
Advertising our Services and Increase Website Traffic
We plan to use the promotional services of Ultimate Promotion.com to list our website name on search engines. We also plan to use the advertising services of
Ultimate Promotion.com to get our website listed on other websites through the use of hyperlinks and banner advertising. Ultimate Promotion.com uses banner advertising on websites that have an audience that could be our potential clients. For instance, Ultimate Promotion.com may place an advertisement for our website on a third party's website which will in turn drive traffic to our website. We will then direct traffic to less advertised websites that sell their products directly to consumers. Our current management plans to spend approximately $200 per month to advertise and promote the new website or an annual cost of $2,400. Our in-house graphic design artist is currently preparing items to be presented to Ultimate Promotion.com, Inc. for our definitive price quote and written agreement. We do not have a completed contract with Ultimate
Promotion.com, Inc. as of May 29, 2003; however we plan to complete a contract with Ultimate Promotion.com before June 7, 2003.

                                       45

March 2004
Add User Function to Post Reviews and Ratings
In March 2004, we plan to add a user function that will include the ability for customers to post reviews and ratings of the website product suppliers they were directed to, or from which they have purchased products.

May 2004
Hiring Manager to Oversee Website Operations

Richard McDonald, our President, plans to appoint or hire a manager to undertake the responsibilities of overseeing our website operations at an estimated annual salary of $35,000. Our manager will be responsible for:
     o    Overseeing the sales presentations of our sales representatives;
     o    Continually modifying the sales presentations to make necessary improvements;
     o    Reviewing possible agreements and services of website consultants and advertisers to promote our website advertising business; and
     o    Continually reviewing and evaluating our website content and design to make any necessary improvements.

Richard McDonald, our President, will oversee the work of the manager and will no longer spend approximately 5 hours per week to oversee the website advertising component of our business.

Subscription Fees
If and only if we have generated revenues from at least 50 website retailers that market nutritional products such as vitamins, herbs, amino acids and minerals, homeopathic products, sports clothing and equipment, organic and low carbohydrate foods, and candles, incense, and aromatherapy products, we may explore the feasibility of instituting a subscription service to our website in which we would charge a subscription fee of $3.95 to $9.95 per month to our website retailer clients to obtain our advertising services.

Comparative Pricing Database
If and only if we have generated revenues from at least 50 website retailers that market the above products, we will begin establishing a database that compares the prices of various retailers regarding various products. This database will be equipped to provide relevant product information regarding our client's products and provide the ability for consumers to perform comparative shopping searches. If we begin establishing such a database in May 2004, we do not expect to complete the database, which will be updated on a continual basis, until September 2004.

                                       46

Future Cash Needs
The estimated costs associated with website advertising business during our Plan of Operations from May 2003 to May 2004 are:
------------------------------------------------------------------------ ---------
                                                                         Estimated
Description                                                                costs
------------------------------------------------------------------------ ---------
Website hosting and maintenance                                           $  960
------------------------------------------------------------------------ ---------
Transformation of website into website advertising business               $2,000*
------------------------------------------------------------------------ ---------
Agreement with a website advertising company to increase website traffic  $1,440
------------------------------------------------------------------------ ---------
Agreement with a website advertising company to advertising our services  $2,400
------------------------------------------------------------------------ ---------
Manager to oversee website operations                                     $2,916**
------------------------------------------------------------------------ ---------
Total estimated costs                                                     $9,176
------------------------------------------------------------------------ ---------
*$2,000 estimate is based on the medium figure between an estimate rate of between $1,800 and $2,000.
**$2,916 salary figure is based on the manager's annual salary of $35,000, only during May 2004, the last month of our Plan of Operations and the month in which we anticipate hiring the manager.

We believe that our cash balance of $154,000 as of April 21, 2003, together with our existing credit lines totaling $500,000, and expected future cash flows from our operating activities in the medical staffing business based on past cash flow, will be sufficient for us to meet our current and future financial obligations related to our website advertising business, as well as to provide us with funds for working capital, anticipated capital expenditures and other needs for at least the next 12 months at our current growth rate. No assurance can be given, however, that this will be the case. In the longer term, we may require additional equity and debt financing to meet our working capital needs, or to fund our acquisition activities and increased growth if any. There can be no assurance that additional financing will be available when required or, if available, will be available on satisfactory terms.

B. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS PERTAINING TO BETTER SOLUTIONS, INC.
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the "selected financial data" and our consolidated financial statements and related notes appearing elsewhere in this prospectus. For purposes of this Management's Discussion and Analysis, the words "we" or "our" refer to our wholly owned subsidiary, Better Solutions, Inc.
This discussion and analysis contains forward-looking statements based on our current expectations, assumptions, estimates and projections overview. The words or phrases "believe," "expect," "may," "should," "anticipates," or similar expressions are intended to identify "forward-looking statements". Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties pertaining to our medical staffing business which appear on pages 10 - 11.

OVERVIEW OF OUR MEDICAL STAFFING COMPANY
We are a specialized medical staffing company and the largest provider of specialized medical staffing services in the Western Pennsylvania area as measured by number of employed consultants. More than two-thirds of our clients are acute care hospitals, clinics, and surgical and ambulatory care centers. We serve both for-profit and not-for-profit organizations that range in scope from one facility to national chains. Our clients pay us directly. We do not receive any portion of our revenues from Medicare or Medicaid reimbursements or similar state reimbursement programs. In 2002, 95% of our revenues were derived from providing healthcare staffing services. Approximately 90% of our 2001 revenues were derived from project based hourly consulting, while permanent placement of medical professionals represented 10% of our 2001 revenues. Our average contract length in 2001 was approximately four months. Approximately 95% of our increase in revenue growth that was a result of our own internal processes and sales staff in 2002 resulted from an increase in the number of clients we had with the balance the result of increased services to our existing clients. Our average contract length in 2002 was approximately 16 weeks.

                                       47

Since 1999, we have opened three corporate owned offices and provide our service in six states. We intend to continue to identify and develop opportunities to open new offices as they arise. We also intend to franchise the MedTech name and business process. However, our ability to continue to open new offices and grant franchises depends on a number of factors, including identifying, attracting and retaining local management and securing good locations on acceptable terms. If our ability to continue to open offices or attract franchisees is impaired, our revenue growth could be affected.

The following table sets forth, for the periods indicated, certain selected financial data:
                                                      FISCAL YEAR ENDED
                                             -----------------------------------
                                             DECEMBER 31 2002   DECEMBER 31 2001
                                             ----------------   ----------------
Service revenues                                $2,796,911         $2,707,891    100%   100%
Cost of services rendered                        1,781,865          1,638,882
Gross profit                                     1,015,046          1,069,009
                                                     36.3%              39.5%
Selling, general and administrative expenses       865,904            879,696
Income from operations                             149,142            189,313
Interest expense, net                               71,041             60,412
Income before income taxes                          78,101            128,901
Provision for income taxes (2)                         -0-             36,650
Net income                                          78,101             92,251
EBITDA (1)                                         164,171            194,285

(1) We define EBITDA as income before interest expense, income taxes, and depreciation. EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. EBITDA, as we define it, is not necessarily comparable to other similarly titled captions of other companies.

                                                  2002           2001
                                                --------       --------
     Net Income                                 $ 78,101       $ 92,251
       Interest                                   74,146         61,765
       Income taxes                                  -           36,650
       Depreciation and amortization              11,924          3,619
       EBITDA                                   $164,171       $194,285

(2) There is no income tax provision for 2002. On January 1, 2002, Better
Solutions, Inc. elected an S-Corporation status whereby income of that Company was allocated to the then two shareholders that were responsible for the income tax liability. Since we acquired Better Solutions, Inc. on February 20, 2003, it has lost its S corporation status, and the two shareholders of Better Solutions,
Inc. are now our officers and directors and shareholders. We are a C corporation.
Pro forma amounts assuming the Company was taxed as a C corporation (UNAUDITED):
     Net income before income taxes              $78,101
     Provision for income taxes                   15,981
     Net Income                                  $62,120

                                       48

COMPARISON OF YEAR ENDED DECEMBER 31, 2002 TO YEAR ENDED DECEMBER 31, 2001

     SERVICE REVENUES. Our service revenues for 2002 increased $89,020, or 3.3%, from $2,707,891 in 2001 to $2,796,911 in 2002. The majority of the increase in revenues in 2002 was attributable to a $153,894 increase in our hourly consulting services revenues. The reduction in permanent placement service revenues in 2002 from 2001 to $64,955, or 50% was attributable to the change in economic conditions and the change in utilization of permanent staff to temporary staff by our clients. The net result was an increase of $89,020.

     New offices opened in the fourth quarter of 2002 added only 1% of additional revenue in hourly consulting services revenue over the comparable quarter in 2001.

     Additionally, a small portion of the hourly consulting services growth came from increased contract obligations among our clients and increased market share along with  additional  new third  party  contract  obligations  to other  local staffing firms that do not have a specialized medical staffing division but need to maintain that service to fulfill  contractual  obligations  of their own. The majority of these increases from contracts will be realized in 2003. The balance of the increase in sales revenues was the result of price increases.

     COST OF SERVICES RENDERED. Cost of services rendered increased $142,983, or
8.7%, from $1,638,882 in 2001 to $1,781,865 in 2002. The increase was partially attributable to the 3.5% increase in service revenues with the remainder due to competitive pricing pressures experienced in the marketplace, which resulted in a decrease in our hourly average margin.

     GROSS PROFIT. Gross profit decreased $53,963, from $1,069,009 in 2001 to
$1,015,046 in 2002, representing gross margin percentages of 39.5% in 2001 and
36.3% in 2002. The decrease in gross margin percentage in 2002 is the result of competitive pricing pressures experienced in the market and the mix of services offered.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $13,792, or 1.6%, from $879,696 in 2001 to
$865,904 in 2002. As a percentage of revenue, selling, general and administrative expenses decreased from 32.5% in 2001 to 31.0% in 2002. The increased cost of administrative personnel in 2002 was more than offset by a significant decrease in legal expenses as a litigation matter was resolved in
2001 and a number of other operating expenses were decreased.

     EBITDA. As a result of the above, EBITDA decreased $30,114, or 21.1% from
$194,285 in 2001 to $164,171 in 2002. As a percentage of revenue, EBITDA decreased from 7.2% in 2001 to 5.9% in 2002.

     INCOME FROM OPERATIONS. As a result of the above, income from operations decreased $40,171, or 21.2%, from $189,313 in 2001 to $149,142 in 2002. As a percentage of revenue, income from operations decreased from 7.0% in 2001 to
5.3% in 2002.

     INTEREST EXPENSE, NET. Interest expense increased $12,381, or 20.0% from
$61,765 in 2001 to $74,146 in 2002. Although our sales increased by only 3.5%, our factoring costs increased by 19% because we factored more receivables in
2002 than we had in 2001.

     INCOME BEFORE INCOME TAXES. Income before income taxes decreased $50,800, from $128,901 to $78,101 in 2002 due to the aforementioned reasons.

                                       49

     PROVISION FOR INCOME TAXES. Our provision for income taxes was $36,650 in
2001 and $0 in 2002. No income tax provision was required for 2002 as the
Company elected S-Corporation status whereby the income of the Company is allocated to the shareholders, who are responsible for the income tax liability.

     NET INCOME (LOSS). Net income decreased $14,150 from net income of $92,251 to $78,101 in 2002.

Liquidity and Capital Resources

Year Ending December 31, 2002

During the year ended December 31, 2002 ("2002"), we experienced an increase in liquidity of $59,062 as cash and cash equivalents increased from $5,802 at
December 31, 2001 to $64,864 at December 31, 2002. The increase in liquidity in
2002 was attributable to cash provided by operating activities of $82,309 and cash provided by financing activities of $15,658 partially offset by cash utilized by investing activities of $38,905.

Cash inflows from operating activities were generated by net income of $78,101, depreciation of $11,924 and a $34,671 increase in accounts payable. These cash inflows were partially offset by cash outflows of $46,790 to fund a decrease in accrued liabilities due to the timing of payments.

Cash inflows from financing activities were $15,658.

Investing activities consumed $38,905 for the purchase of property, plant and equipment to equip our offices.

Year Ending December 31, 2001

During the year ended December 31, 2001 ("2001"), we experienced an decrease in liquidity of $37,891 as cash and cash equivalents decreased from $9,000 at
December 31, 2000 to $5,802 at December 31, 2001. The decrease in liquidity in
2001 was attributable to cash utilized by financing activities of $193,741 and cash utilized by investing activities of $19,998 partially offset by cash provided by operating activities of $210,737.

Cash inflows from operating activities were generated by net income of $92,251 and an increase in accrued liabilities of $79,099 due to the timing of payments.

Investing activities consumed $19,998 for the purchase of property, plant and equipment.

Cash outflows used by financing activities were $193,741 for distributions to shareholders.

     Our senior credit line consists of a $250,000 revolving line of credit with a weighted average interest of 6.2% computed on an annual basis as of January 8,
2003. Payments are due in monthly installments based on the amount of credit utilized and outstanding. Installments begin February 15, 2003 through its maturity in October 2005. Our line of credit is collateralized by a small portion of our assets. Additionally, we have a second short term credit line of
$250,000 available to us for fluctuations in sales, and short term factoring of our receivables on an as needed basis. This credit line is a ninety-day revolving line of credit with a 3.5% initial factoring charge and is collateralized by the specific receivables against which the money was loaned.
We may repurchase the factored receivables at any time and must repurchase receivables once they age 90 days.

     As of December 31, 2002 we had no outstanding indebtedness to our senior credit facility and $289,000 of customer receivables assigned to the factor providing the secondary credit facility.

                                       50

Future Cash Needs
We will have substantial estimated costs affiliated with the following:
-------------------------------------------------------------
Description                                   Estimated costs
--------------------------------------------- ---------------
Opening branch offices in Washington, D.C.,
  Baltimore, Md. and Columbus, Ohio               $ 25,800
--------------------------------------------- ---------------
Annual salaries and bonuses associated with
  opening the above branch offices                $525,000*
--------------------------------------------- ---------------
Name and service branding campaign associated
  with opening the above branch offices           $112,500**
--------------------------------------------- ---------------
Development of franchising program                $ 72,000
--------------------------------------------- ---------------
Total estimated costs                             $735,500
-------------------------------------------------------------
*$525,000 estimate is based on estimated yearly salaries and bonuses of approximately $175,000 for each new office, but does not include payroll taxes that will differ from location to location.
**$112,500 estimate is based on the median figure of $37,500 times 3, which is the number of our future planned branch offices, which was calculated based on an estimated cost of $25,000 to $50,000 for each branch office.

We will also have minimum rental commitments of $161,672 and $61,547 in fiscal years 2003 and 2004, respectively. Therefore, the total estimated costs during
2003 and 2004 associated with our additional branch offices and our total minimum rental commitments during 2003, will require total expenditures of
$932,719.

We believe that our cash balance of $154,000 as of April 21, 2003, together with our existing credit lines totaling $500,000, and expected future cash flows from our operating activities based on past cash flow, will be sufficient for us to meet our current and future financial obligations, including our future cash needs for our branch offices and minimum rental commitments, as well as to provide us with funds for working capital, anticipated capital expenditures and other needs during 2003 and 2004 at our current growth rate. No assurance can be given, however, that this will be the case. In the longer term, we may require additional equity and debt financing to meet our working capital needs, or to fund our acquisition activities and increased growth, if any. There can be no assurance that additional financing will be available when required or, if available, will be available on satisfactory terms.

                                       51

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS FOR THREE MONTH INTERIM PERIOD ENDED MARCH 31, 2003

Three Months Ended March 31, 2003 and 2002
Sales. Sales for the three months ended March 31, 2003 increased by 50% to
$942,887 from $627,585 for the three months ended March 31, 2002. This increase was primarily due to additional hourly consulting service revenue generated by our Pittsburgh, Pennsylvania Better Solutions office. In addition, our new
Cleveland, Ohio and Boca Raton, Florida Better Solution offices began generating hourly consulting service revenue in November 2002 and January 2003, respectively, but were unprofitable during the first quarter of 2003.

Gross Profit. Gross profit is total revenues less cost of revenues. Gross profit excludes general corporate expenses, finance expenses, and income tax. For the three months ended March 31, 2003 and 2002, respectively, our gross profit was
$317,278 and $233,782, which represents a 36% increase. The increase in gross profit is due to our increased revenues. The gross profit as a percentage of sales decreased to 33.6% for the three months ended March 31, 2003, from 37.3%
for the three months ended March 31, 2002. The 3.7% decrease of the gross profit as a percentage of revenues is attributed to additional negotiated contracts during the current period ended March 31, 2003, which are at a lower margin, causing a reduction in the total gross profit percentage for the current period.

Selling, Marketing, and Administrative Expenses. Selling, marketing and administrative expenses increased to $679,409 from $258,208 for the three months ended March 31, 2003 and 2002, respectively, representing a 163% increase in such expenses. The majority of this increase was due to: (a) $174,215 of operating costs associated with the opening of our new offices in Cleveland,
Ohio and Boca Raton, Florida; (b) $130,000 in expenses for services associated with our merger with Better Solutions; and (c) approximately $65,000 of legal and accounting costs associated with this merger and related Securities and
Exchange Commission filings. The remaining $52,000 increase in selling, marketing and administrative expenses was due to additional overhead costs associated with operating our existing business.

Interest Expense. Interest expense increased to $33,000 from $18,826 for the three months ended March 31, 2003 and 2002, respectively. This 75% increase in interest expense is due to: (a) additional use of our factoring arrangement to fund our operations; and (b) borrowing on our line of credit during the current period ending March 31, 2003.

Operating Loss. Operating losses increased to $362,129 from $24,427 for the three months ended March 31, 2003 and 2002, respectively. This 1382% increase in our operating loss is a direct result of our increased expenses as discussed above.

Liquidity and Capital Resources

Cash decreased by $60,994, to $3,870 from $64,864 for the three months ended
March 31, 2003 and 2002. The decrease in cash during the first three months of
2003 is attributable to cash outflows from operations of $263,016 and $22,978 of cash outflows associated with investing activities. These cash outflows were partially offset by $225,000 of cash inflows from financing activities.

Cash used by operating activities totaled $263,016 in the three months ended
March 31, 2003. Cash outflows included the $252,500 loss, net of $142,500 non-cash stock issued for services in the current quarter and a $28,438 increase in other non-current assets due to rental deposits required at the newly opened
Cleveland, Ohio and Boca Raton, Florida offices. These cash outflows were partially offset by cash inflows, including a $7,382 decrease in accounts receivables and a $7,900 increase in accrued liabilities due to the timing of our payroll payments.

                                       52

Cash used by investing activities totaled $22,978 in the three months ended
March 31, 2003 and related to the purchase of property, plant and equipment to furnish our new branch offices in Cleveland, Ohio and Boca Raton, Florida.

Cash inflows from financing activities were due to net borrowings of $225,000 on the line of credit.

During the three months ended March 31, 2002, our cash increased by $18,197 to
$23,999.

The increase in cash and short-term investments during the first three months of
2002 is attributable to cash outflows from operations of $9,425 and $7,578 of cash outflows associated with investing activities. These cash outflows were more than offset by $35,200 of cash inflows from financing activities.

Cash used by operating activities totaled $9,425 in the three months ended March
31, 2002. Cash outflows included the $43,242 loss in the prior quarter and a
$2,839 decrease in accrued liabilities. These cash outflows were partially offset by cash inflows including a $15,340 decrease in accounts receivable, and a $13,992 increase in accounts payable.

Cash used by investing activities totaled $7,578 in the three months ended March
31, 2002 and related to the purchase of property, plant and equipment for our
Pittsburgh, Pennsylvania operation.

Cash inflows from financing activities were due to $35,200 of loan proceeds from a related party.

RECENTLY ISSUED ACCOUNTING STANDARDS

In November 2002, the Financial Accounting Standards Board issued FASB
Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for
Guarantees, Including Guarantees of Indebtedness of Others." Disclosures related to this interpretation are effective for 2002 annual reports, and the accounting requirements are effective January 1, 2003, and require all guarantees and indemnifications within its scope to be recorded at fair value as liabilities, and the maximum possible loss to the Company under these guarantees and indemnifications to be disclosed. As of December 31, 2002, we have not guaranteed any indebtedness.

The FASB has issued Interpretation No. 46, "Consolidation of Variable Interest
Entities," (FIN No. 46), which addresses consolidation of certain variable interest entities (also commonly referred to as "special purpose entities"). FIN
No. 46 is effective Jan 1, 2003. In the opinion of management, adoption of FIN
No. 46 will not have a significant effect on our financial position or liquidity.

In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4,
44, and 64, Amendment of the FASB Statement No. 13, and Technical Corrections.
SFAS 145 rescinds the provision of SFAS No. 4 that requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the
Motor Carrier Act of 1980 and amends the provisions of FASB No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of FASB 145 related to classification of debt extinguishments are effective for fiscal years beginning after May 15, 2002. The provisions of SFAS
145 related to lease modifications are effective for transactions occurring after May 15, 2002. Earlier application is encouraged.

                                       53

On December 31, 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based
Compensation - Transition and Disclosure." SFAS No. 148 requires certain disclosures related to stock-based compensation plans of the Company. At
December 31, 2002, we have applied the recognition and measurement provisions of
APB 25 and related interpretations in accounting for stock options granted to employees. No stock-based employee compensation expense is reflected in net income in 2002, 2001 or 2000, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. In the opinion of management, adoption of SFAS No. 148 will not have a significant effect on our financial position or liquidity.

DESCRIPTION OF PROPERTY
Our executive offices are located at 300 Penn Center Boulevard, Suite 201,
Pittsburgh, Pennsylvania. We have a 5 year term lease agreement under the Better
Solutions, Inc. name with the Penn Center Management Corporation. This lease agreement expires in January 2005. We pay monthly rent of $3,225. Our offices comprise approximately 3,328 square feet, which is sufficient for our operations at this time.

We have a 12 month lease agreement under the MedTech name with HQ Global
Workplaces which expires in August 2004 for our corporate office located at 600
Superior Road, Cleveland, Ohio. We pay monthly rent of $2,785. Our Cleveland,
Ohio office comprises approximately 850 square feet and 2,500 square feet of shared common space, which is sufficient for our Cleveland, Ohio based operations at this time.

We have a 12 month lease agreement under the MedTech name with HQ Global
Workplaces which expires in August 2004 for our corporate office located at 2255
Glades Road, Boca Raton, Florida. We pay monthly rent of $5,913. Our Boca Raton,
Florida office comprises approximately 900 square feet and 2,600 square feet of common area, which is sufficient for our Boca Raton, Florida based operations at this time.

We do not own any property nor do we have any plans to own any property in the future. We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
There is no established public trading market for our securities. No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. Therefore, a shareholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. Currently, we have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities. Our common stock is quoted on the OTC Bulletin
Board under the symbol ("WHAI"). Our stock was approved for quotation on
September 26, 2002; however, to date no shares of our common stock have been traded in market transactions.

We currently have no shares of preferred stock outstanding.

There are 8,756,400 shares of our common stock held by non-affiliates and
31,819,000 shares of our common stock held by affiliates that Rule 144 of the
Securities Act of 1933 defines as restricted securities.

                                       54

SHARES ELIGIBLE FOR FUTURE SALE:
As of May 29, 2003, we have 40,575,400 shares of our common stock issued and outstanding, of which approximately 3,987,400 shares can be sold under Rule 144 including all of the 3,487,400 shares which we are registering for our Selling
Shareholders. We are not registering any shares held by affiliates.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one (1) year, may be entitled to sell in the open market within any three (3) month period a number of shares of common stock that does not exceed one percent (1%) of the then outstanding shares of our common stock. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about
us. Non-affiliates who hold their restricted shares for two years may be entitled to sell their shares under Rule 144K without regard to any of the above limitations, provided they have not been affiliates for the three (3) months preceding such sale.

Options:
We have no shares of our common equity that are subject to outstanding options to purchase.

Penny Stock Considerations:
Our shares are "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 as equity securities with a price of less than
$5.00. Our shares may be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or
"accredited investor" must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.
Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and its registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks;

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with a corresponding decrease in the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

                                       55

Holders:
As of May 29, 2003 we had 67 holders of record of our common stock. We have one class of common stock outstanding.

Dividends:
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the Board of Directors deems relevant.

EXECUTIVE COMPENSATION
The following Executive Compensation Chart highlights the terms of compensation for our Executives. Our fiscal year end is December 31.
---------------------------------------------------------------------------------------------------
                           Summary Compensation Chart
---------------------------------------------------------------------------------------------------
                                    Annual Compensation          Long-Term Compensation
---------------------- ---- ------------------------------- ------------------------------ --------
                                                            Restricted Stock Options L/TIP   All
Name & Position        Year Salary ($)  Bonus ($) Other ($)    Awards ($)      (#)    ($)   Other
---------------------- ---- ---------- ---------- --------- ---------------- ------- ----- --------
Marc D. Roup           2002  $187,500       0     $21,012*          0           0      0   $2,895**
Chief Executive
Officer                2003  $187,500       0     $21,012*          0           0      0   $2,895**

Richard E. McDonald    2002  $187,500       0     $14,976*          0           0      0   $1,755**
President/Principal
Financial Officer/     2003  $187,500       0     $14,976*          0           0      0   $1,755**
Principal Accounting
Officer/ Chairman of
the Board of Directors

Edward G. Siceloff -   2002     0           0        0        40,000,000 (1)    0      0      0
Former President/
Chief Executive
Officer/
Chairman

Joseph L. Prugh -      2002     0           0        0         8,000,000 (1)    0      0      0
Former Director
---------------------- ---- ---------- ---------- --------- ---------------- ------- ----- --------
Because our former executive officers and directors both had other employment, they could work without cash compensation for at least twelve (12) months.

(1) Includes shares issued pursuant to our two (2) share for one (1) share forward stock split effective October 7, 2002.

*Refers to automobile lease payments that are made on behalf of Messrs. Roup and
McDonald, our officers, for their personal benefit. We pay automobile lease payments on behalf of Marc D. Roup, our Chief Executive Officer, in the amount of $871.88 monthly, and automobile lease payments on behalf of Richard E.
McDonald, our President/Principal Financial Officer/Principal Accounting
Officer/Chairman of the Board of Directors, in the amount of $1,170.09 monthly.

                                       56

**Refers to key man life insurance policy payments made on behalf of Messrs.
Roup and McDonald. We pay annual key man life insurance premiums of $1,230 and
$746 for our Chief Executive Officer and Chairman of the Board of Directors,
respectively.

There are no employment agreements between us and our executive officers, Marc
Roup or Richard McDonald. We never had an employment agreement with our former executive officer, Edward G. Siceloff. There are no change of control arrangements, either by means of a compensatory plan, agreement, or otherwise, involving our current or former executive officers.

Richard E. McDonald spends approximately 40 hours per week on our business and ten hours per week on Dr. Ice, Inc. Marc Roup spends 40 hours per week on our business.

                                       57

FINANCIAL STATEMENTS

                         World Health Alternatives, Inc.
                          (A Development Stage Company)

                          Index to Financial Statements

World Health Alternatives, Inc. and Subsidiary
   Consolidated Financial Statements and Notes to Consolidated
   Financial Statements as of March 31, 2003.
       Condensed Consolidated Balance Sheets as of
         March 31, 2003 (unaudited) and December 31, 2002 (Audited).........F-1
       Condensed Consolidated Statements of Operations
         for the Three Months Ended March 31, 2003 and 2002 (unaudited).....F-2
       Condensed Statement of Changes in Shareholders Equity
         for the three months ended March 31, 2003 (unaudited)..............F-3
       Condensed Consolidated Statements of Cash Flows for the
         Three Months Ended March 31, 2003 and 2002 (unaudited).............F-4
       Notes to Condensed Consolidated Financial Statements (unaudited).....F-5

Better Solutions, Inc.
  For the Years Ended December 31, 2002 and 2001 (Audited)
       Independent Auditor's Report.........................................F-1
       Balance Sheets at December 31, 2002 and 2001.........................F-2
       Statements of Income
         for the years ended December 31, 2002 and 2001.....................F-3
       Statements of Changes in Shareholders' Equity
         for the years ended December 31, 2002 and 2001.....................F-4
       Statements of Cash Flows
         for the years ended December 31, 2002 and 2001.....................F-5
       Notes to Financial Statements.....................................F-6 - F-8

                                       58

                        World Health Alternatives, Inc.
                   Condensed Consolidated Financial Statements
                        March 31, 2003 (Unaudited)

                 WORLD HEALTH ALTERNATIVES, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                     March 31,      December 31,
                                                       2003            2002*
                                                  ------------      ------------
Assets                                             (unaudited)

Current Assets
   Cash                                           $      3,870      $   64,864
   Accounts receivable                                 150,575         157,957
                                                  ------------      ------------
      Total current assets                             154,445         222,821
                                                  ------------      ------------
Property, Plant and Equipment, net                      62,329          43,360
                                                  ------------      ------------
Non-current assets
   Other current assets                                 28,953             515

      Total Assets                                $    245,727      $  266,696
                                                  ------------      ------------

Liabilities and Stockholders' Equity

Current Liabilities
   Accounts payable                               $     37,367      $   38,720
   Accrued liabilities                                  48,122          40,222
   Income taxes payable                                 27,000          27,000
   Note Payable                                        225,000               -
                                                  ------------      ------------
      Total Current Liabilities                        337,489         105,942

Stockholders' Equity
   Preferred stock,  $.0001 par value,
      100,000,000 shares authorized, none
      issued and outstanding                                 -               -
   Common stock, $.0001 par value,
      200,000,000 shares authorized
      40,575,400 and 33,000,000 shares
      issued and outstanding respectively                4,058           3,300
Additional paid-in capital                             154,300          12,558
Retained earnings (deficit)                           (250,120)        144,896
                                                  ------------      ------------
      Total Stockholders' Equity (deficit)             (91,762)        160,754
                                                  ------------      ------------

      Total Liabilities and Stockholders' Equity  $    245,727      $  266,696
                                                  ------------      ------------

*Derived from audited financial statements.
See accompanying notes to consolidated financial statements.

                                       -1-

                 WORLD HEALTH ALTERNATIVES, INC. AND SUBSIDIARY
                  CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                       For the Three Months
                                                          Ended March 31,
                                                      ----------------------
                                                      2003              2002
                                                 -------------    -------------
Sales                                            $     942,887    $    627,585
Cost of Sale                                           625,609         393,803
                                                 -------------    -------------
Gross profit                                           317,278         233,782
Selling, marketing and administrative expenses         679,408         258,209
                                                 -------------    -------------
Operating loss                                        (362,129)        (24,427)
Other income (expense):
   Interest expense                                    (33,000)        (18,826)
   Interest income                                         114              11
                                                 -------------    -------------
   Total Other Income (expense)                        (32,886)        (18,815)
                                                 -------------    -------------
Loss before income taxes                              (395,016)        (43,242)
Income tax provision                                         -               -
                                                 -------------    -------------
Net loss                                         $    (395,016)   $    (43,242)
                                                 -------------    -------------
Per share of common stock:
Basic                                            $       (0.01)   $       0.00
                                                 -------------    -------------
Dilutive                                         $       (0.01)   $       0.00
                                                 -------------    -------------
Weighted average shares outstanding                 38,828,444       33,000,00
                                                 -------------    -------------

See accompanying notes to consolidated financial statements.

                                      -2-

                 WORLD HEALTH ALTERNATIVES, INC. AND SUBSIDIARY
                 Condensed Statement of Changes in Shareholders
          Equity for the three months ended March 31, 2003 (unaudited)

                                                                            Retained
                                       Common Stock       Additional        Earnings
                                    Shares     Amount   Paid-in Capital     (Deficit)        Total

Balance, December 31, 2002        33,000,000  $ 3,300      12,558         $  144,896     $  160,754

Common stock issued in
    share exchange                 4,725,400      473        (473)                 -              -

Common stock issued for services   2,850,000      285     142,215                  -        142,500

Net loss - March 31, 2003                  -        -           -           (395,016)      (395,016)
                                  ----------  -------    --------         -----------    -----------
Balance, March 31, 2003           40,575,400    4,058     154,300           (250,120)    $  (91,762)
                                  ----------  -------    --------         -----------    -----------

See accompanying notes to consolidated financial statements.

                                       -3-

                 WORLD HEALTH ALTERNATIVES, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                For the Three Months
                                                                  Ended March 31,
                                                                --------------------
                                                           2003             2002
                                                         --------          ------
Cash Flows from Operating Activities:
  Net loss                                             $   (395,016)    $   (43,242)
                                                       -------------    ------------
  Adjustments to Reconcile Net Income to net Cash
  Used in operating activities:
    Depreciation of property plant and equipment              4,009           5,135
    Stock issued for services                               142,500               -
(Increase) decrease in:
    Accounts receivable                                       7,382          15,348
    Other current assets                                    (28,438)            761
Increase (decrease) in:
    Accounts payable                                         (1,353)         13,992
    Accrued liabilities                                       7,900          (2,839)
    Income taxes payable                                          -           1,420
                                                       -------------    ------------

Net Cash Used in Operating Activities                      (263,016)         (9,425)

Cash Flows from Investing Activities:
Purchase of property, plant and equipment                   (22,978)         (7,578)
                                                       -------------    ------------

Cash Flows from Financing Activities:
    Proceeds from note payable                              225,000               -
    Loan proceeds, related party                                  -          35,200
                                                       -------------    ------------

Net Cash Provided by Financing Activities                   225,000          35,200
                                                       -------------    ------------

Net Increase (Decrease) in Cash and cash equivalents        (60,994)         18,197
Cash and cash equivalents, Beginning of Period               64,864           5,802
                                                       -------------    ------------
Cash and cash equivalents, End of Period               $      3,870     $    23,999
                                                       -------------    ------------
Supplementary disclosure of cash activities:
    Cash Paid for interest                             $      33,000    $    18,815
                                                       -------------    ------------
    Cash Paid for income taxes                         $          -     $         -
                                                       -------------    ------------

See accompanying notes to consolidated financial statements.

                                       -4-

                 WORLD HEALTH ALTERNATIVES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of World Health
Alternatives, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and
Regulation S-B. Accordingly, they do not include all of the information and footnotes required for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods presented have been included.

These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's Annual Financial Statements for the year ended December 31,
2002. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that maybe expected for the year ending
December 31, 2003.

It is recommended that the accompanying condensed financial statements be read in conjunction with the financial statements and notes for the year ended
December 31, 2002, found in the Company's Form 10-KSB and Form 8-K.

NOTE 2 - LEASE OBLIGATIONS

The Company leases premises, automobiles and operating equipment under operating lease agreements with unrelated parties. Future minimum rental commitments under these noncancellable operating leases are as follows:

         For the Year Ending March 31,
-------------------------------------------------
             2003                  $    173,090
             2004                        52,340
             2005                         1,744
             2006                             -
             2007                             -
                                   ------------
Total minimum rental commitment    $    227,174
                                   ------------

NOTE 3 - SUBSEQUENT EVENT

In April 2003, a significant shareholder loaned the company $60,000 to fund operations. The loan is non-interest bearing and has no formal terms of repayment

                                       -5-

                 WORLD HEALTH ALTERNATIVES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE THREE MONTHS ENDED MARCH 31, 2003 (continued)
                                   (UNAUDITED)

NOTE 4  - ACQUISITION OF BETTER SOLUTIONS, INC.

On February 20, 2003, the Company completed the acquisition of 100% of the outstanding common stock of Better Solutions, Inc. in exchange for 33,000,000 newly issued shares of our common stock. For accounting purposes, the acquisition will be treated as a recapitalization of the Company. The value of the net assets of the Companies after the acquisition was completed is the same as their historic book value

NOTE 5  - NOTE PAYABLE

On January 8, 2003, the Company entered into a promissory note agreement with
PNC Bank providing for a $250,000 revolving line of credit. Under the terms of the agreement, the Company is required to pay a 6.25% per annum interest rate on any unpaid principal balance. The note is secured by the personal property of the shareholders.

NOTE 6  -COMMON STOCK

During the quarter ending March 31, 2003, the Company issued 2,850,000 shares of common stock to consultants and attorneys. The Company valued the shares at
$0.05 per share. The Company recorded stock based compensation of $142,500.

                                      -6-

                          BETTER SOLUTIONS INCORPORATED

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                TABLE OF CONTENTS

Independent Auditor's Report................................................. 1

Financial Statements:

     Balance Sheets at December 31, 2002 and 2001............................ 2

     Statements of Income for the years ended December 31, 2002 and 2001..... 3

     Statements of Changes in Shareholders' Equity for the years ended
     December 31, 2002 and 2001.............................................. 4

     Statements of Cash Flows for the years ended December 31, 2002 and 2001. 5

Notes to Financial Statements.............................................. 6-8

                               DaszkalBolton LLP
                          Certified Public Accountants

Michael I. Daszkal, CPA, P.A.                     2401 N.W. Boca Raton Boulevard
Jeffery A. Bolton, CPA, P.A.                                Boca Raton, FL 33431
Timothy R. Devlin, CPA, P.A.                                     t: 561.367.1040
Michael S. Kridel, CPA, P.A.                                     f: 561.750.3236
Marjorie A. Horwin, CPA, P.A.                              www.daszkalbolton.com

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Better Solutions Incorporated

We have audited the accompanying balance sheets of Better Solutions Incorporated as of December 31, 2002 and 2001, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Better Solutions Incorporated at December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                                           /s/DASZKAL BOLTON LLP

Boca Raton, Florida
February 12, 2003

BETTER SOLUTIONS INCORPORATED
BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

                                                    2002                 2001
                                                 ----------          ----------
           ASSETS

Current assets:
    Cash and cash equivalents                    $   64,864          $    5,802
    Accounts receivable                             157,957             166,736
    Other current assets                                515               2,876
                                                 ----------          ----------
           Total current assets                     223,336             175,414
                                                 ----------          ----------
Property, plant and equipment, net                   43,360              16,379
                                                 ----------          ----------
           Total assets                          $  266,696          $  191,793
                                                 ==========          ==========

           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                             $   38,720          $    4,049
    Accrued liabilities                              40,222              87,012
    Income taxes payable                             27,000              33,737
                                                 ----------          ----------
           Total current liabilities                105,942             124,798
                                                 ----------          ----------
Shareholders' equity:
    Common stock, $0.0001 par value
      per share; 100,000,000 shares
      authorized, 33,000,000
      shares issued and outstanding                   3,300               3,300
    Additional Paid In Capital                       12,558              (3,100)
    Retained earnings                               144,896              66,795
                                                 ----------          ----------
           Total shareholders' equity               160,754              66,995
                                                 ----------          ----------
           Total liabilities
              and shareholders' equity           $  266,696          $  191,793
                                                 ==========          ==========

                 See accompanying notes to financial statements.

                                       -2-

BETTER SOLUTIONS INCORPORATED
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                     2002                 2001
                                                 -----------         -----------

Sales                                            $ 2,796,911         $ 2,707,891

Cost of sales                                      1,781,865           1,638,882
                                                 -----------         -----------
Gross profit                                       1,015,046           1,069,009

Selling, marketing, warehouse
  and administrative expenses                        865,904             879,696
                                                 -----------         -----------
Operating income                                     149,142             189,313

Other income (expense):
     Interest expense                                (74,146)            (61,765)
     Interest income                                     588                 242
     Other income (expense)                            2,517               1,111
                                                 -----------         -----------
                                                     (71,041)            (60,412)
                                                 -----------         -----------
Net income before income tax                          78,101             128,901

Income tax                                               -                36,650
                                                 -----------         -----------

Net income                                       $    78,101         $    92,251
                                                 ===========         ===========
Net income per share:                            $      0.00         $      0.00
                                                 ===========         ===========
Weighted average commont
  shares outstanding                              33,000,000          33,000,000
                                                 ===========         ===========

Pro forma amounts assuming the Company was taxed as a C Corporation (UNAUDITED):
Net income before income taxes                                        $78,101
Provision for income taxes                                             15,981
Net Income                                                            $62,120

                 See accompanying notes to financial statements.

                                       -3-

BETTER SOLUTIONS INCORPORATED
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                      Common Stock        Additional     Retained
                                   Shares     Amount   Paid in Capital   Earnings     Total
                                 ----------  --------  ---------------  ----------  ---------
Balance, December 31, 2000       33,000,000  $  3,300   $      (3,100)  $ 168,285   $ 168,485

Dividends                            -          -                 -      (193,741)   (193,741)

Net income - December 31, 2001       -          -                 -        92,251      92,251
                                 ----------  --------  ---------------  --------    ---------

Balance, December 31, 2001       33,000,000     3,300          (3,100)     66,795      66,995

Capital contributions, net           -          -              15,658         -        15,658

Net income - December 31, 2002       -          -                 -        78,101      78,101
                                 ----------  --------  ---------------  ---------   ---------

Balance, December 31, 2002       33,000,000  $  3,300   $      12,558   $ 144,896   $ 160,754
                                 ==========  ========  ===============  =========   =========

                 See accompanying notes to financial statements.

                                       -4-

BETTER SOLUTIONS INCORPORATED
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                    2002                 2001
                                                 ----------          ----------

Cash flows from operating activities:
    Net income                                   $   78,101          $   92,251
    Adjustments to reconcile net income
     to net cash provided by (used in)
     operating activities:
       Depreciation of property, plant
        and equipment                                11,924               3,619
       (Increase) decrease in:
           Accounts receivable                        8,779               3,466
           Other current assets                       2,361               1,784
       Increase (decrease) in:
           Accounts payable                          34,671              (3,219)
           Accrued liabilities                      (46,790)             79,099
           Income taxes payable                      (6,737)             33,737
                                                 ----------          ----------
Net cash provided by operating activities            82,309             210,737
                                                 ----------          ----------
Cash flows from investing activities:
    Purchases of property, plant and equipment      (38,905)            (19,998)
                                                 ----------          ----------

Cash flows from financing activities:
    Shareholders contributions                       15,658                 -
    Dividends                                           -              (193,741)
    Loan proceeds, related party                     56,104                 -
    Loan repayment, related party                   (56,104)                -
                                                 ----------          ----------
Net cash provided by (used in)
  financing activities                               15,658            (193,741)
                                                 ----------          ----------
Net increase (decrease) in cash and
  cash equivalents                                   59,062              (3,002)
Cash and cash equivalents, beginning of year          5,802               8,804
                                                 ----------          ----------
Cash and cash equivalents, end of year           $   64,864             $ 5,802
                                                 ==========          ==========

Supplementary disclosure of cash activities:
--------------------------------------------
    Cash paid for interest                       $   74,146          $   61,765
                                                 ==========          ==========
    Cash paid for income taxes                   $    6,737          $    2,913
                                                 ==========          ==========

                 See accompanying notes to financial statements.

                                       -5-

BETTER SOLUTIONS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Better Solutions Incorporated (the "Company") was incorporated in the state of
Pennsylvania on August 30, 2000 and is primarily involved in staffing medical personnel to hospitals and other healthcare related facilities. The Company places medical professionals, such as nurses, doctors, pharmacists and medical technicians, on either an hourly or permanent consulting basis and charges their clients a fee for this service.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all investments purchased with an original maturity of less than three months to be cash equivalents.

Revenue Recognition and Accounts Receivable

The Company recognizes revenue on service contracts as services are performed.

Property, Plant and Equipment

Property, plant and equipment is carried at cost. Depreciation is computed using the straight-line method over the following estimated lives:

           Software                           3 years
           Computer equipment                 5 years
           Furniture and fixtures             7 years

Advertising

The Company expenses advertising costs as incurred. The Company incurred advertising expenses of approximately $26,184 and $41,482 during the years ended
December 31, 2002 and 2001, respectively. These amounts are included in selling, marketing, warehouse and administrative expenses.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at December 31:

                                         2002            2001
                                   ---------------  ---------------

Computers and equipment            $        48,318  $        13,342
Software                                     3,929              -
Furniture and fixtures                       6,656            6,656
                                   ---------------  ---------------
                                            58,903           19,998
Less: accumulated depreciation             (15,543)          (3,619)
                                   ---------------  ---------------
                                   $        43,360  $        16,379
                                   ===============  ===============

                                       -6-

BETTER SOLUTIONS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT, continued

Depreciation expense for the years ended December 31, 2002 and 2001 was approximately $11,924 and $3,619, respectively.

NOTE 4 - LEASE OBLIGATIONS

The Company leases premises, automobiles and operating equipment under operating lease agreements with unrelated parties. Future minimum rental commitments under these noncancellable operating leases are as follows:

                For the Year Ending December 31,
             -------------------------------------

                             2003                         $ 161,672
                             2004                            61,547
                             2005                             7,584
                             2006                               -
                             2007                               -
                                                                -
                Total minimum rental commitment           $ 230,803
                                                          =========

Rental expense of approximately $91,060 and $61,877 was incurred in connection with these leases in 2002 and 2001, respectively.

NOTE 5 - ACCOUNTS RECEIVABLE

Accounts receivable comprise the following at December 31, 2002, and December
31, 2001:

                                                  2002            2001
                                                ---------       ---------

         Receivables assigned to factor         $ 289,304       $ 200,286
         Advances to (from) factor               (276,816)       (179,368)
                                                 --------       ---------
         Amounts due from factor                   12,488          20,918
         Unfactored accounts receivable           145,469         145,818
                                                ---------       ---------
                                                $ 157,957       $ 166,736
                                                =========       =========

Pursuant to a factoring agreement, AmeriSource Funding, Inc. acts as the
Company's factor for the majority of its receivables, which are sold with recourse on a pre-approved basis. Fees for accounts receivables purchased by
AmeriSource Funding, Inc. includes a flat rate of 3.5% for the first 35 days an account is outstanding. An additional fee of 0.12% per day begins on the 36th day the account is outstanding. At December 31, 2002 and 2001, the factoring charge amounted to $69,814 and $58,959, respectively. The Company's obligations to AmeriSource Funding, Inc. are collateralized by substantially all of the
Company's assets and are guaranteed by the shareholders.

                                      -7-

BETTER SOLUTIONS INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -  INCOME TAXES

On January 1, 2002 the Company, with the consent of its shareholders, elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the accompanying financial statements.

For the year ended December 31, 2001 the Company incurred income taxes of
$36,650. This amount included approximately $27,000 of built in gains tax which will be paid with the Company's 2002 income tax return.

NOTE 7 - SALES CONCENTRATION

In 2002, one customer accounted for 10.8% of sales. In 2001, two customers accounted for 22.7% of sales.

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments are accounts receivable and accounts payable. The approximate fair value of the accounts payable is based on its short-term nature.

NOTE 9 - SUBSEQUENT EVENTS

On December 27, 2002 the Company entered into an agreement with World Health
Alternatives, Inc. ("WHAI") and its shareholders to acquire all of the issued and outstanding shares of capital stock of the Company in exchange for approximately 90% of WHAI's capital stock. For accounting purposes, the public shell merger will be treated as a recapitalization of the Company.

On January 8, 2003, the Company entered into a promissory note agreement with
PNC Bank providing for a $250,000 revolving line of credit. Under the terms of the agreement, the Company is required to pay a 6.25% per annum interest rate on any unpaid principal balance. The note is secured by the personal property of the shareholders.

                                      -8-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE
On February 20, 2003, we changed our independent accountants from Stark Winter
Schenkein & Co., LLP to Daszkal Bolton, LLP. In connection with the change in our independent accountants, we filed a Form 8-K on February 26, 2003, reporting that: (a) we decided to dismiss Stark Winter Schenkein & Co., LLP as our independent accountants; (b) the financial statements reported on by Stark
Winter Schenkein & Co., LLP were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the fiscal year, and the interim period through
February 26, 2003, except that the financial statements for the year ended
February 28, 2002 contained going concern qualifications; (c) the decision to change accountants was approved by our Board of Directors; (d) there were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past fiscal year and the interim period through February 20, 2003; (e) On February 20, 2003, we engaged
Daszkal Bolton LLP as our independent accountants; and (f) we did not consult with Daszkal Bolton LLP, our new independent accountants, regarding any matter prior to their engagement with us.

INDEMNIFICATION OF OFFICERS AND DIRECTORS
Florida Law provides for indemnification of officers and directors as follows:

A corporation may indemnify any person who may be a party to any third party
(nonderivative) action if the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in certain capacities, and acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation.
With respect to any criminal action or proceeding, to be indemnified, the person has to have had no reasonable cause to believe the conduct was unlawful. F.S.
607.0850(1).

A corporation may indemnify any person who may be a party to a derivative action if the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in certain capacities, and acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. However, no indemnification may be made for any claim, issue or matter for which the person was found to be liable unless a court determines that, despite adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity. F.S. 607.08509(2).

Any indemnification made under these subsections, unless under a court determination, may be made only after a determination has met these standards of conduct. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination. F.S. 607.0850(4).

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

                                       59

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling shareholders have not and will not pay any offering expenses.

         ITEM                                   EXPENSE
         ----                                 -----------
         SEC Registration Fee                 $     24.06
         Legal Fees and Expenses              $ 27,700.00
         Accounting Fees and Expenses         $  2,300.00
         Miscellaneous*                       $    500.00
         ================================================
         Total*                               $ 30,524.06
* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES
Effective October 7, 2002, we enacted a two (2) share for one (1) share forward stock split of our common stock. All share amounts listed below include shares of our common stock issued pursuant to our two (2) share for one (1) share forward stock split.

On February 14, 2002, we issued 40,000,000 shares of our common stock to our former President/Chief Executive Officer/Chairman of the Board, Edward G.
Siceloff, for services rendered in connection with our corporate formation. We valued these shares at $.00005 per share or $2,000.

On February 14, 2002, we issued 8,000,000 shares of our common stock to our former Director, Joseph L. Prugh, for services rendered in connection with our corporate formation. We valued these shares at $.00005 per share or $400.

On February 14, 2002, we issued 200,000 shares of our common stock to Hamilton,
Lehrer & Dargan, P.A. for legal services rendered to us. We valued these shares at $.00005 per share or $10.

On March 5, 2002, we issued 1,500,000 shares of our common stock to Barry Gewin for rendering the following services to us from March 5, 2002 until March 5,
2003: assistance with suppliers; marketing of our products; preparation of information regarding our business; hiring of key management and sales personnel; and general assistance in the development of our website content. We valued these shares at $.05 per share of $75,000.

On March 5, 2002, we issued 1,500,000 shares of our common stock to Tommi
Ferguson for the following services rendered to us from March 5, 2002 until
March 5, 2003: locating website development personnel; development of an incentive program for the our customers; advertising of our products; and
expansion of our product lines. We valued these shares at $.05 per share or
$75,000.

On February 14, 2002, we issued 2000 shares of our common stock to Beadros Asare for Edgarizing services. We valued these shares at a price of $.000005 per share or $0.

On February 14, 2002, we issued 2000 shares of our common stock to Cathy Hagen for Edgarizing services. We valued these shares at a price of $.00005 per share or $0.

On February 14, 2002, we issued 2000 shares of our common stock to Kevin Steil for Website Development Services. We valued these shares at a price of $.00005 per share or $0.

                                       60

On February 19, 2002, we sold 5000 shares of our common stock to James G. Xilas for a price of $.05 per share or $250.

On February 21, 2002, we sold 1000 shares of our common stock to Vivian L.
Malits for a price of $.05 per share or $50.

On February 21, 2002, we sold 20,000 shares of our common stock to Rita S. Price for a price of $.05 per share or $1000.

On February 21, 2002, we sold 1000 shares of our common stock to Hubert P.
Siceloff for a price of $.05 per share or $50.

On February 21, 2002, we sold 1000 shares of our common stock to Hubert P.
Siceloff Jr. for a price of $.05 per share or $50.

On February 25, 2002, we sold 6000 shares of our common stock to Linc Frye, for a price of $.05 per share or $300.

On February 25, 2002, we sold 2400 shares of our common stock to Dell Ferguson for a price of $.05 per share or $120.

On February 26, 2002, we sold 2000 shares of our common stock to Clark B.
Kinnison for a price of $.05 per share or $100.

On February 27, 2002, we sold 2000 shares of our common stock to Alice Jones for a price of $.05 per share or $100.

On March 4, 2002, we sold 8000 shares of our common stock to Rosemary Ferguson for a price of $.05 per share or $400.

On March 4, 2002, we sold 20,000 shares of our common stock to Gary C. Law for a price of $.05 per share or $1000.

On March 4, 2002, we sold 4,000 shares of our common stock to William E. Gewin for a price of $.05 per share or $200.

On March 5, 2002, we sold 2000 shares of our common stock to Phyllis Zaffaroni for a price of $.05 per share or $100.

On March 5, 2002, we sold 4000 shares of our common stock to Raymond Hall for a price of $.05 per share or $200.

On March 5, 2002, we sold 2000 shares of our common stock to Jay F. Johnson for a price of $.05 per share or $100.

On March 5, 2002, we issued 4000 shares of our common stock to Richard Clayton at a price of $.05 per share or $200.

On March 5, 2002, we sold 20,000 shares of our common stock to Nathan Zafran for a price of $.05 per share or $1000.

On March 6, 2002, we sold 2000 shares of our common stock to Brian M. Gewin for a price of $.05 per share or $100.

On March 7, 2002, we sold 8000 shares of our common stock to Debra M. White at a price of $.05 per share or $400.

On March 7, 2002, we sold 4000 shares of our common stock to Sandy L. Dell at a price of $.05 per share or $200.

On March 7, 2002, we sold 40,000 shares of our common stock to Christopher R.
Dell at a price of $.05 per share or $2000.

                                       61

On March 11, 2002, we sold 8000 shares of our common stock to David Wood for a price of $.05 per share or $400.

On March 11, 2002, we sold 4000 shares of our common stock to Clinton F. Walker at a price of $.05 per share or $200.

On March 11, 2002, we sold 4000 shares of our common stock to Juanita G.
Davidson at a price of $.05 per share or $200.

On March 11, 2002, we sold 4000 shares of our common stock to Jason M. Baker at a price of $.05 per share or $200.

On March 11, 2002, we sold 6000 shares of our common stock to our former director, Joseph L. Prugh a price of $.05 per share or $300.

On March 11, 2002, we sold 40,000 shares of our common stock to Thomas J.
Martinis at a price of $.05 per share or $2000.

On March 11, 2002, we sold 10,000 shares of our common stock to Sharon J.
Martincic at a price of $.05 per share or $500.

On March 13, 2002, we sold 4000 shares of our common stock to Don Brown for a price of $.05 per share or $200.

On March 15, 2002, we sold 4000 shares of our common stock to Norma Jean Walston at a price of $.05 per share of $200.

On March 15, 2002, we sold 2000 shares of our common stock to Geoffrey M. Miller for a price of $.05 per share or $100.

On March 19, 2002, we sold 10,000 shares of our common stock to Shannon Squyres at a price of $.05 per share or $500.

On March 19, 2002, we sold 10,000 shares of our common stock to Kurt Divich for a price of $.05 per share or $500.

On March 20, 2002, we sold 2000 shares of our common stock to Hassan El Gabri for a price of $.05 per share or $100.

On March 20, 2002, we sold 2000 shares of our common stock to Cara Jo Malinowski for a price of $.05 per share or $100.

On March 20, 2002, we sold 6000 shares of our common stock to David E. Lincoln for a price of $.05 per share or $300.

On March 20, 2002, we sold 2000 shares of our common stock to One Stop Financial
Group, Inc., a Florida corporation owned by Kenneth Easton, for a price of $.05 per share or $100.

On March 20, 2002, we sold 2000 shares of our common stock to Jan R. Steele for a price of $.05 per share or $100.

On March 24, 2002, we sold 3000 shares of our common stock to Edward G.
Siceloff, our former President, for a price of $.05 per share or $150.

On December 31, 2002, we issued 500,000 shares of our common stock to Hamilton,
Lehrer and Dargan P.A. in exchange for legal services rendered to us. We valued these shares at $.05 per share or $25,000.

On December 31, 2002, we issued 500,000 shares of our common stock to David
Mehalick in exchange for services rendered to us. We valued these shares at $.05 per share or $25,000.

                                       62

In connection with our acquisition of Better Solutions, Inc., Edward G.
Siceloff, our prior president and director, retired 39,500,000 of the 40,003,000 shares of our common stock held by him. After retiring these shares, Edward G.
Siceloff owned 503,000 shares of our common stock.

In connection with our acquisition of Better Solutions, Inc., Joseph L. Prugh, our prior director, retired 8,000,000 of the 8,006,000 shares held by him. After retiring these shares, Joseph L. Prugh owned 6,000 shares of our common stock.

Of the shares cancelled in connection with our acquisition of Better Solutions,
Inc., 16,500,000 shares were issued to Richard E. McDonald, our President,
Principal Financial Officer/ Principal Accounting Officer and Chairman of the
Board of Directors. We valued these shares at $.05 per share or $825,000.

Of the shares cancelled in connection with our acquisition of Better Solutions,
Inc., 16,500,000 shares were issued to Marc D. Roup, our Chief Executive Officer and a Director. We valued these shares at $.05 per share or $825,000.

On February 24, 2003, we issued 1,750,000 shares to Chad E. Dillow in exchange for investor relations services by Mr. Dillow to us. We valued these shares at
$.05 per share or $87,500.

On February 27, 2003, we issued 858,000 shares to David Wood in exchange for services rendered to us. We valued these shares at $.05 per share or $42,900.

None of the above issuances involved underwriters, underwriting discounts, or commissions. We relied upon Sections 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D in offering these shares.

We believed these exemptions were available because:
     o    We are not a blank check company;
     o    Total sales did not exceed $1,000,000;
     o    We filed a Form D, Notice of Sales, with the Securities and Exchange
          Commission;
     o    Sales were not made by general solicitation or advertising;
     o    All certificates had restrictive legends;
     o    Sales were made to persons with a pre-existing relationship to the company, its officers and directors; and
     o    Sales were made to investors who were either accredited investors or who represented that they were sophisticated enough to evaluate the risks of the investment.

                                       63

EXHIBITS
--------------------------------------------------------------------------------
3.1      Articles of Incorporation(1)
3.1(i)   Amendment to Articles of Incorporation(4)
3.2      Bylaws(1)
3.3      Executed Agreement between us and Better Solutions(11)
3.4      Plan of Share Exchange/Articles of Share Exchange(10)
4.       Specimen Stock Certificate(1)
5.1      Opinion of Hamilton, Lehrer & Dargan, P.A.
10.1     Agreement with Barry Gewin(2)
10.2     Agreement with Tommi Ferguson(2)
10.3     Agreement with Global Health Trax, Inc(1)
10.4     Global Health Trax Correspondence dated April 25, 2002(2)
10.5     Agreement with EcoQuest International(3)
10.6     Agreement with Amerisource Funding, Inc.(10)
10.7     Agreement with C. Dillow & Company, Inc.(10)
10.8     Agreement with McGrow® Consulting(10)
10.9     Agreement with PNC Bank, N.A.(10)
10.10    Agreement with Media 1 Financial Group LLC and David Wood(10)
10.11    Agreement between Better Solutions, Inc. and Barry Gewin(10)
10.12    Agreement between Better Solutions, Inc. and Tommi Ferguson(10)
10.13    Real property Lease agreement between Penn Center Management
         Corporation and Better Solutions, Inc.(10)
10.14    Real Property Lease agreement between HQ Global Workplaces and us doing business as MedTech for Glades Road Center in Boca Raton,
         Florida.(10)
10.15    Real Property Lease agreement between HQ Global Workplaces and us doing business as MedTech for Cleveland Ohio, Bank One Center
         Offices(10)
10.16    Automobile Lease Agreement between Better Solutions, Inc. and GMAC(6)
10.17    Automobile Lease Agreement between Better Solutions, Inc. and BMW
         Financial Services(10)
10.18    Amended Agreement with David Wood and Media 1 Group, LLC(12)
23.1     Consent of Stark Winter Schenkein & Co., LLP
23.2     Consent of DazskalBolton, LLP
99.1     Form 8-K (filed September 3, 2002)(5)
99.2     Form 8-K (filed September 30, 2002)(6)
99.3     Form 8-K (filed January 6, 2003)(7)
99.4     Form 8-K (filed February 26, 2003)(8) [disclosing our acquisition of
         Better Solutions, Inc.]
99.5     Form 8-K (filed February 26, 2003)(9) [disclosing our change in accountants]
99.6     Form 8-K (filed April 2, 2003) and Form 8-K/A (filed April 17,2003)
         [disclosing our change in fiscal year end]
------
(1) Denotes exhibits filed with our Registration Statement on Form SB-2 on
March 28, 2002.
(2) Denotes exhibits filed with our Registration Statement on Form SB-2 on
April 26, 2002.
(3) Denotes exhibits filed with our Registration Statement on Form SB-2 on
May 24, 2002.
(4) Denotes exhibits filed with our Post Effective Amendment to our Registration
Statement on Form SB-2 on October 10, 2002.
(5) Denotes previously filed Form 8-K. On September 3, 2002, we filed a Form 8-K regarding Item 9 of Form 8-K, "Regulation FD Disclosure". Specifically, in that
Form 8-K, and in connection with the new legislation that requires our Chief
Executive Officer to certify periodic reports that contain financial statements, we attached as Exhibit 99.1 to the Form 8-K Current Report, the Certification of
Edward G. Siceloff, our former, Chief Executive Officer, Chief Financial
Officer, and Principal Accounting Officer. This Certification pertained to our
Form 10-QSB for the period ending May 31, 2002.
(6) Denotes previously filed Form 8-K. On September 30, 2002, we filed a Form
8-K regarding Item 5 of Form 8-K, "Other Events and Regulation FD Disclosure"
and Item 7 of Form 8-K, "Financial Statements, Pro Forma Financial Information
and Exhibits". Specifically, in that Form 8-K, we disclosed under Item 5 that our common stock had been approved by the National Association of Securities
Dealers for quotation on the Over the Counter Bulletin Board under the symbol
"WHAI" and that our Board of Directors had unanimously approved a forward stock split. In addition, under Item 7, we filed as an exhibit, an amendment to our
Articles of Incorporation regarding the forward stock split.
(7) Denotes previously filed Form 8-K. On January 6, 2003, we filed a Form 8-K regarding Item 1 of Form 8-K, "Changes in Control". Specifically, in that Form
8-K , we disclosed under Item 1 that we had entered into an agreement to acquire
Better Solutions, Inc. The agreement was filed as an exhibit to the Form 8-K.
(8) Denotes previously filed Form 8-K. On February 26, 2003, we filed a Form 8-K regarding Item 1 of Form 8-K, "Changes in Control". Specifically, in that Form
8-K , we disclosed under Item 1 that we had acquired Better Solutions, Inc.
(9) Denotes previously filed Form 8-K. On February 26, 2003, we filed a Form 8-K regarding Item 4 of Form 8-K, "Changes in Registrant's Certifying Accountant".
Specifically, in that Form 8-K , we disclosed under Item 4 that on February 20,
2003, we changed accountants from Stark Winter Schenkein & Co., LLP to Daszkal
Bolton LLP.
(10) Denotes exhibits filed with our Post Effective Amendment 4 to our
Registration Statement on Form SB-2 on February 27, 2003.
(11) Denotes exhibits filed with our Post Effective Amendment 5 to our
Registration Statement on Form SB-2 on March 3, 2003.
(12) Denotes exhibits filed with our Post Effective Amendment 6 to our
Registration Statement on Form SB-2 on April 30, 2003.

                                       64

UNDERTAKINGS
The undersigned Registrant hereby undertakes:
1. To file, during any period in which it offers or sells securities, a post-effective amendment to their Registration Statement on Form SB-2 to:
     a. Include any prospectus required by Section 10(a)(3) of the Securities
Act of 1933;
     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the SB-2
Registration Statement and all amendments thereto. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the
Commission pursuant to Rule 424(f) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                       65

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, in the City of
Pittsburgh, Pennsylvania on May 29, 2003.

By: /s/ Marc D. Roup

Marc D. Roup, Chief Executive Officer
(Signatures and Title)

In accordance with the requirements of the Securities Act of 1933, this
Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Richard E. McDonald

Richard E. McDonald
President, Principal Financial Officer, Principal Accounting Officer, Chairman
of the Board of Directors
May 29, 2003

/s/ Marc D. Roup

Marc D. Roup
Director
May 29, 2003

                                       66